=============================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 20, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


          =============================================================

         This Form 8-K/A amends the Current Report on Form 8-K of HUBCO, Inc. ("HUBCO") dated October 22, 1997 (the "Original Form 8-K") and the Current Report on Form 8-K/A of HUBCO dated May 15, 1998 (the "May 15, 1998 Form 8-K/A"), previously filed with the Securities and Exchange Commission (the "Commission"). The Original Form 8-K was filed to report the announcement of the (then proposed) acquisition by HUBCO of Poughkeepsie Financial Corp. ("PFC") and the Bank of the Hudson ("BTH"), a federal savings bank wholly owned by PFC. The May 15, 1998 Form 8-K/A was filed to amend the Original Form 8-K to identify it as an Item 2 filing. This Form 8-K/A amends the Original Form 8-K and the May 15, 1998 Form 8-K/A by providing the required financial statements and representing that the pro forma financial information will be filed by amendment.

           Information required by this form has been previously reported by the registrant in its Registration Statement on Form S-4 filed with the Commission on December 15, 1997, its Amendment No. 1 to the Registration Statement on Form S-4/A filed with the Commission on January 30, 1998, and its Registration Statement on Form S-4 filed with the Commission on May 15, 1998.

Item 2.    Acquisition or Disposition of Assets.

           On April 24, 1998, HUBCO completed its previously announced acquisition of PFC and BTH by merging PFC into HUBCO pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 22, 1997 among HUBCO, PFC, and BTH. As a result, BTH became HUBCO's New York-based bank subsidiary. In the merger, each share of PFC common stock was converted into .300 shares of HUBCO Common Stock. As of December 31, 1997, PFC had total assets of $875 million, total deposits of $620 million and stockholders' equity of approximately $72 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

           (a) The financial  statements  required by this item follow.



                   POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in thousands)

                                              (Unaudited)
                                               March 31,                 December 31,
ASSETS:                                          1998                       1997
                                             -----------------------------------------

Cash and due from banks                            $ 9,952               $ 11,750

Securities available for sale:
   Mortgage-backed securities                      109,781                119,730
   Other securities                                  5,185                  7,207
Securities held to maturity:
   Mortgage-backed securities                       24,426                 25,532
                                             -------------          -------------
          Total securities                         139,392                152,474

Loans, net
   Residential real estate mortgage loans          386,423                388,284
   Commercial real estate mortgage loans           236,702                237,944
   Commercial business loans                         2,964                  8,417
   Installment loans                                40,552                 39,901
                                             --------------         --------------
                                                   666,641                674,545
   Allowance for loan losses                       (12,123)                (9,421)
   Residential mortgage loans held for sale             --                     --
                                             --------------         --------------
          Total loans, net                         654,518                665,125

Federal Home Loan Bank stock                        10,071                 10,071
Accrued interest and dividends receivable            5,375                  5,325
Bank premises and equipment                          8,304                  8,411
Other real estate owned                              3,737                  4,564
Net deferred tax assets                             15,639                 14,991
Other assets                                         1,856                  2,781
                                             ==============         ==============
          Total assets                           $ 848,844              $ 875,492
                                             --------------         --------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings accounts                              $ 102,048               $ 96,979
   Certificates of deposit                         328,113                330,279
   Money market deposits                           136,581                140,387
   Demand deposits                                  56,108                 52,732
                                             --------------         --------------
          Total deposits                           622,850                620,377

Advances from Federal Home Loan Bank                39,500                 66,900
Securities sold under repurchase agreements        103,637                101,936
Accrued interest payable                               848                  1,343
Mortgagors' escrow deposits                          3,530                  4,563
Other liabilities                                    6,734                  7,802
                                             --------------         --------------
          Total liabilities                        777,099                802,921
                                             --------------         --------------

Commitments and contingencies
Stockholders' equity:
   Preferred stock                                      --                     --
   Common stock                                        128                    127
   Additional paid-in capital                       67,541                 66,823
   Retained earnings                                 6,149                  7,682
   Accumulated other comprehensive income             (136)                  (124)
   Treasury stock, at cost                          (1,937)                (1,937)
          Total stockholders' equity                71,745                 72,571
                                             ==============         ==============
          Total liabilities and
           stockholders' equity                   $848,844               $ 875,492
                                             ==============         ==============


See Notes to Consolidated Financial Statements

                              POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands, except per share data)

                                                                            (Unaudited)
                                                                         Three Months Ended
                                                                             March 31,
                                                                   1998                      1997
                                                             -------------------------------------------
Interest and dividend income:
   Real estate mortgage loans                                        $ 12,929                  $ 12,571
   Other loans                                                          1,003                       834
   Mortgage-backed securities                                           2,215                     2,333
   Other securities                                                       309                       522
   Federal funds and money market investments                               7                        36
                                                             -----------------          ----------------
          Total interest and dividend income                           16,463                    16,296
                                                             -----------------          ----------------
Interest expense:
   Deposits                                                             7,080                     6,635
   Borrowings                                                           2,324                     2,864
                                                             -----------------          ----------------
          Total interest expense                                        9,404                     9,499
                                                             -----------------          ----------------
          Net interest income                                           7,059                     6,797
Provision for loan losses                                               2,850                       300
                                                             -----------------          ----------------
          Net interest income after provision for loan losses           4,209                     6,497

Non-interest income:
   Mortgage banking income                                                 46                        57
   Fees and other income, net                                             218                       727
                                                             -----------------          ----------------
          Total other income                                              264                       784

Non-interest expenses:
   Salaries and wages                                                   2,328                     2,169
   Employee benefits                                                      688                       716
   Legal                                                                  121                       136
   Occupancy and equipment                                                827                       709
   Deposit insurance                                                      143                       136
   Net cost of operating other real estate owned                          140                       223
   Advertising and promotion                                              283                       268
   Data processing                                                        168                       170
   Other                                                                  966                       852
                                                             -----------------          ----------------
          Total other expenses                                          5,664                     5,379
                                                             -----------------          ----------------
          Income (loss) before income taxes                            (1,191)                    1,902
Income tax expense (benefit)                                             (420)                      776
                                                             -----------------          ----------------
          Net income (loss)                                            $ (771)                  $ 1,126

Net income (loss) per common share - basic                             $(0.06)                  $  0.09

Net income (loss) per common share - diluted                           $(0.06)                  $  0.09

Dividends per share                                                    $ 0.06                   $  0.03


See Notes to Consolidated Financial Statements

                                POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (Dollars in thousands)
                                        Increase (decrease) in cash
                                                                                      (Unaudited)
                                                                                  Three Months Ended
                                                                                       March 31,
                                                                               1998                  1997
                                                                           ----------------------------------
Cash flows from operating activities:
  Net income (loss)                                                               $ (771)            $ 1,126
  Adjustments to reconcile net income to net cash
   provided by operating activities:
        Provision for loan losses                                                  2,850                 300
        Writedowns on other real estate owned                                         --                 250
        Depreciation                                                                 280                 227
        Amortization of premiums and discounts on mortgage-backed
             securities, other securities and loans                                  272                 247
        Net losses (gains) on sale of assets                                         659                (183)
        Deferred tax expense (benefit)                                              (420)                776
        Increase in interest and dividend receivable                                 (50)               (582)
        Decrease in other assets                                                     705                   1
        Decrease in interest payable                                                (495)               (541)
        Decrease in other liabilities                                             (1,068)             (1,310)
        Increase in residential loans held for sale                                   --                (903)
                                                                           --------------            --------
        Net cash provided by(used in) operating activities                         1,962                (592)
                                                                           --------------            --------

Cash flows from investing activities:
    Purchase of other securities - available for sale                             (1,072)             (2,000)
    Principal repayments on mortgage-backed securities - available for sale        9,174               4,841
    Principal repayments on mortgage-backed securities - held to maturity          1,080                 842
    Proceeds from sales of mortgage-backed securities -  available for sale        1,000                  --
    Proceeds from maturities of other securities -  available for sale             2,013                  --
    FHLB Stock purchases                                                              --                (310)
    Loan originations, net of repayments                                           4,671             (14,246)
    Proceeds from sales of loans in portfolio                                      3,253               7,666
    Purchases of fixed assets                                                       (173)               (318)
    Proceeds from sale of other real estate owned                                    596               1,566
                                                                           --------------            --------
  Net cash provided by (used in) investing activities                             20,542              (1,959)
                                                                           --------------            --------

Cash flows from financing activities:
    Net increase in demand, money market, and savings accounts                     4,639               3,860
    Net increase (decrease) in time deposits                                      (2,166)              4,026
    Net increase (decrease) in repurchase agreements                               1,701              (4,532)
    Repayment of long-term FHLB borrowings                                       (10,000)                 --
    Net (increase) decrease in short-term FHLB borrowings                        (17,400)                900
    Decrease in escrow deposits                                                   (1,033)               (759)
    Stock issued                                                                     719                  26
    Dividends paid                                                                  (762)               (315)
                                                                           --------------            --------
  Net cash provided by (used in) financing activities                            (24,302)              3,206
                                                                           --------------            --------

Net increase (decrease) in cash and cash equivalents                              (1,798)                655
Cash and cash equivalents, beginning of period                                    11,750               6,863
                                                                           ==============            ========
Cash and cash equivalents, end of period                                         $ 9,952             $ 7,518
                                                                           ==============            ========

See Notes to Consolidated Financial Statements

POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - Formation of Holding Company

Poughkeepsie Financial Corp., a Delaware corporation, is a thrift holding company whose sole subsidiary is Bank of the Hudson (the "Bank"). On May 30, 1997, the Bank completed a reorganization and formation of a thrift holding company - Poughkeepsie Financial Corp. The holding company structure and reorganization was approved by the shareholders of the Bank on April 30, 1997. As a result of the holding company formation, each share of common stock of the "Bank" became one share of common stock of Poughkeepsie Financial Corp.

Note 2 - Presentation of Interim Financial Statements

The accompanying  unaudited  consolidated  financial  statements of Poughkeepsie
Financial Corp. (together with its subsidiary, the "Company") include all adjustments which management believes necessary for a fair presentation of the Company's financial condition at March 31, 1998, the results of its operations for the three month period ended March 31, 1998 and 1997, and the statements of cash flows for the three months then ended. Adjustments are of a normal recurring nature. The consolidated financial statements and related notes have been prepared in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended, and consequently, do not include all information and notes necessary for a complete presentation of financial condition, results of operations and cash flows in conformity with generally accepted accounting principles. These interim financial statements should be read in conjunction with the audited financial statements and note disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. As the Bank represents the Company's sole investment, the interim periods presented herein are comparable to prior year data.

Note 3 - Amended and Restated Agreement and Plan of Merger

                  Poughkeepsie Financial Corp., Bank of the Hudson and HUBCO, Inc. entered into an Amended and Restated Agreement and Plan of Merger ("Merger Agreement") dated as of October 22, 1997. Under the terms of this agreement each share of Poughkeepsie Financial Corp. Common Stock will be exchanged for .30 shares of HUBCO Common Stock, as long as the median closing price for HUBCO Common Stock during a pre-closing period is at or above $33.33. If the median HUBCO price during the pre-closing period is below $33.33 but above $31.25, each share of Poughkeepsie Financial Corp. Common Stock would be exchanged for shares of HUBCO Common Stock with value of $10.00. If HUBCO's median pre-closing price is $31.25 or below, a maximum exchange ratio of .32 would apply. In addition, the agreement provided that Poughkeepsie Financial Corp. was able to increase its quarterly cash dividends to amounts substantially equivalent to HUBCO's cash dividend as adjusted for the exchange ratio. In connection with the execution of the Merger Agreement, Poughkeepsie Financial Corp. issued an option to HUBCO which, under certain defined circumstances, would enable HUBCO to purchase up to 2,000,000 shares of Poughkeepsie Financial Corp. Common Stock at $7.875 per share. The transaction, which is expected to close in the second quarter of 1998, is expected to be treated as a tax-free exchange to holders of Poughkeepsie Financial Corp. stock and to be accounted for as a pooling of interests.

Note 4 - Earnings Per Share

Earnings per share

         The Company adopted SFAS No. 128, "Earnings Per Share," which became effective in the fourth quarter of 1997. As required, the Company has restated all prior periods to the new definitions of Basic and Diluted Earnings per share. The restatement did not have a material effect on previously reported earnings per share amounts. Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share includes the additional dilutive effect of stock options using the average market price of the Company's common stock for the period.

A summary of the basic and diluted earnings per share calculations for the three months ended March 31, 1998 and 1997 is as follows:



                                                         3/31/98          3/31/97
                                                       -----------       ----------

Net income (loss) (in thousands)                            $(771)           $1,126
                                                        ==========       ==========

Weighted average basic shares outstanding               12,712,257       12,592,829

Effect of dilutive stock options                           761,721          454,758
                                                        ----------       ----------
Weighted average diluted shares outstanding             13,473,978       13,047,587
                                                        ==========       ==========

Earnings per share:

     Basic                                                 $(0.06)            $0.09

     Diluted                                               $(0.06)            $0.09




Note 5 - Supplemental Disclosure of Cash Flow Information

For purposes of reporting cash flows, cash and cash equivalents includes cash, amounts due from banks, federal funds sold and money market investments. Supplemental cash flow disclosures are as follows:


                                                                              Three months ended March 31,
                                                                             1998                      1997
                                                                            ---------------------------------
                                                                                  ($ in thousands)
   Cash paid during period for:
     Interest credited on deposits                                          $7,125                     $6,619
     Interest paid on borrowings                                             2,774                      3,421
     Income/franchise taxes paid                                               277                         22


   Non-cash investing and financing activities:
       Increase in net unrealized losses on available
       for sale securities, net of deferred tax effect                        $ 12                       $ 35
     Loans transferred to OREO                                                  46                        317


Note 6 - Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income in financial statements. The standard does not, however, specify when to recognize or how to measure items that make up comprehensive income. Comprehenwsive income represents net income and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on securities available for sale. While SFAS No. 130 does not reuqire a specific reporting format, it does require that an enterprise display an amount representing total comprehensive income for the period.

The Company's only item of accumlated other comprehensive income included in stockholders' equity is the net unrealized loss on securities available for sale, net of taxes. Total comprehensive income (loss), representing net income
(loss) and the change in the after-tax net unrealized loss on securities available for sale, amounted to $(783) thousand and $1,091 for the three month periods ended March 31, 1998 and 1997, respectively.

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1997        1996
                                                                                             --------    --------
                                                                                                 (Dollars in
                                                                                                  thousands)

                                          ASSETS
Cash and due from banks...................................................................   $ 11,750    $  6,863
Securities available for sale: (Notes 4 and 9)
     Mortgage-backed securities...........................................................    119,730     113,575
     Other securities.....................................................................      7,207      22,215
Securities held to maturity: (Note 4)
     Mortgage-backed securities, fair value of
       $25,425 in 1997 and $25,597 in 1996................................................     25,537      29,957
                                                                                             --------    --------
          Total securities................................................................    152,474     165,747
                                                                                             --------    --------
Loans, net:
     Residential real estate mortgage loans...............................................    388,284     393,513
     Commercial real estate and multi-family residential mortgage loans...................    237,944     210,982
     Commercial loans.....................................................................      8,417       7,194
     Installment loans....................................................................     39,901      31,194
                                                                                             --------    --------
                                                                                              674,546     642,883
Less allowance for loan losses (Note 5)...................................................     (9,421)     (8,652)
Residential loans held for sale...........................................................         --         456
                                                                                             --------    --------
          Total loans, net................................................................    665,125     634,687
                                                                                             --------    --------
Federal Home Loan Bank stock..............................................................     10,071       9,760
Accrued interest and dividends receivable.................................................      5,325       5,278
Premises and equipment, net (Note 7)......................................................      8,411       6,793
Other real estate owned (Note 6)..........................................................      4,564      10,726
Net deferred tax assets (Note 10).........................................................     14,991      16,812
Other assets..............................................................................      2,781       2,024
                                                                                             --------    --------
          Total assets....................................................................   $875,492    $858,690
                                                                                             ========    ========


          See accompanying notes to consolidated financial statements.

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1997        1996
                                                                                             --------    --------
                                                                                                 (Dollars in
                                                                                                  thousands)

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts (Note 14)
     Savings accounts.....................................................................   $ 96,979    $ 93,371
     Time deposits........................................................................    330,279     314,059
     Money market deposits................................................................    140,387     126,233
     Demand deposits......................................................................     52,732      41,583
                                                                                             --------    --------
          Total deposits..................................................................    620,377     575,246
                                                                                             --------    --------
Borrowings from the FHLB (Note 8).........................................................     66,900      84,800
Securities Sold Under Repurchase Agreements (Note 9)......................................    101,936     113,894
Accrued interest payable..................................................................      1,343       1,618
Mortgagors' escrow deposits...............................................................      4,563       4,134
Other liabilities.........................................................................      7,802       7,330
                                                                                             --------    --------
          Total liabilities...............................................................    802,921     787,022
                                                                                             --------    --------
Commitments and contingencies (Notes 9 and 13)

                                   STOCKHOLDERS' EQUITY
Common stock ($0.01 par value; 40,000,000 shares authorized; 12,715,315 and 12,696,825 shares issued and 12,610,315 and 12,591,825 shares outstanding in 1997 and 1996,
  respectively)...........................................................................        127         127
Additional paid in capital................................................................     66,823      66,736
Retained earnings (Note 15)...............................................................      7,682       6,827
Unrealized losses on securities, net......................................................       (124)        (85)
Treasury stock, at cost, 105,000 shares...................................................     (1,937)     (1,937)
                                                                                             --------    --------
          Total stockholders' equity (Notes 15 and 16)....................................     72,571      71,668
                                                                                             --------    --------
          Total liabilities and stockholders' equity......................................   $875,492    $858,690
                                                                                             ========    ========


          See accompanying notes to consolidated financial statements.

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                    -----------------------------
                                                                                     1997       1996       1995
                                                                                    -------    -------    -------
                                                                                       (Dollars in thousands,
                                                                                       except per share data)

Interest and dividend income:
     Real estate mortgage loans..................................................   $51,260    $48,519    $42,071
     Other loans.................................................................     3,790      3,388      3,425
     Mortgage-backed securities..................................................     9,438      9,593     11,454
     Other securities............................................................     2,164      1,973      1,824
     Federal funds and money market investments..................................        71        147        185
                                                                                    -------    -------    -------
          Total interest and dividend income.....................................    66,723     63,620     58,959
                                                                                    -------    -------    -------
Interest expense:
     Deposits....................................................................    28,211     25,834     24,321
     Borrowings..................................................................    11,064     12,023     11,154
                                                                                    -------    -------    -------
          Total interest expense.................................................    39,275     37,857     35,475
                                                                                    -------    -------    -------
     Net interest income.........................................................    27,448     25,763     23,484
Provision for loan losses........................................................     1,850        850      1,525
                                                                                    -------    -------    -------
     Net interest income after provision for loan losses.........................    25,598     24,913     21,959
                                                                                    -------    -------    -------
Non-interest income:
     Retail banking fees and other income........................................     3,340      2,188      1,568
     Residential mortgage banking income.........................................       234        168         64
     Loss on bulk sale of commercial loans.......................................        --       (894)    (7,546)
                                                                                    -------    -------    -------
          Total non-interest income..............................................     3,574      1,462     (5,914)
                                                                                    -------    -------    -------
Non-interest expense:
     Salaries and wages..........................................................     8,968      8,284      7,074
     Employee benefits (Note 11).................................................     3,188      2,467      2,127
     Legal.......................................................................       611        511        595
     Occupancy...................................................................     1,737      1,447      1,139
     Furniture and equipment.....................................................     1,218      1,001      1,006
     Deposit insurance...........................................................       551      1,426      1,447
     SAIF -- special assessment (Note 20)........................................        --      2,624         --
     Net cost of operating other real estate owned (Note 6)......................     2,508      1,143        249
     Third party loan servicing expenses.........................................       486        549        645
     Other.......................................................................     5,217      4,524      3,987
                                                                                    -------    -------    -------
          Total non-interest expenses............................................    24,484     23,976     18,269
                                                                                    -------    -------    -------
     Income (loss) before income taxes...........................................     4,688      2,399     (2,224)
Income tax expense (benefit) (Note 10)...........................................     2,259        963    (18,486)
                                                                                    -------    -------    -------
          Net income.............................................................   $ 2,429    $ 1,436    $16,262
                                                                                    =======    =======    =======
Net income per share -- basic (Note 3)...........................................   $  0.19    $  0.11    $  1.30
                                                                                    =======    =======    =======
Net income per share -- diluted (Note 3).........................................   $  0.18    $  0.11    $  1.27
                                                                                    =======    =======    =======
Dividends per share..............................................................   $ 0.125    $  0.10    $  0.08
                                                                                    =======    =======    =======

          See accompanying notes to consolidated financial statements.

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                           COMMON
                                                                           RETAINED        UNREALIZED      STOCK
                                                           ADDITIONAL      EARNINGS           GAINS         HELD
                                                 COMMON     PAID-IN      (ACCUMULATED       (LOSSES)
BY      TREASURY
                                                 STOCK      CAPITAL        DEFICIT)       ON SECURITIES
ESOP      STOCK
                                                 ------    ----------    -------------    -------------
------    --------
                                                                (Dollars in thousands, except per share data)

Balance at January 1, 1995....................    $125      $ 66,521        $(8,615)         $(5,425)      $(191
)   $ (1,937)
Net income....................................                               16,262
Cash dividends, $.08 per share................                               (1,000)
Allocation of ESOP Shares.....................                  (120)                                        191
Stock options exercised.......................       1           114
Change in unrealized losses on available for
  sale securities, net........................                                                 4,998
                                                 ------    ----------    -------------    -------------
------    --------
Balance at December 31, 1995..................     126        66,515          6,647             (427)
--       (1,937)
Net income....................................                                1,436
Cash dividends, $.10 per share................                               (1,256)
Stock options exercised.......................       1           221
Change in unrealized losses on available for
  sale securities, net........................                                                   342
                                                 ------    ----------    -------------    -------------
------    --------
Balance at December 31, 1996..................     127        66,736          6,827              (85)
--       (1,937)
Net income....................................                                2,429
Cash dividends, $.125 per share...............                               (1,574)
Stock options exercised.......................                    87
Change in unrealized losses on available for
  sale securities, net........................                                                   (39)
                                                 ------    ----------    -------------    -------------
------    --------
Balance at December 31, 1997..................    $127      $ 66,823        $ 7,682          $  (124)
--     $ (1,937)
                                                 ======    ==========    =============    =============
======    ========


                                                    TOTAL
                                                STOCKHOLDERS'
                                                   EQUITY
                                                -------------

Balance at January 1, 1995....................     $50,478
Net income....................................      16,262
Cash dividends, $.08 per share................      (1,000)
Allocation of ESOP Shares.....................          71
Stock options exercised.......................         115
Change in unrealized losses on available for
  sale securities, net........................       4,998
                                                -------------
Balance at December 31, 1995..................      70,924
Net income....................................       1,436
Cash dividends, $.10 per share................      (1,256)
Stock options exercised.......................         222
Change in unrealized losses on available for
  sale securities, net........................         342
                                                -------------
Balance at December 31, 1996..................      71,668
Net income....................................       2,429
Cash dividends, $.125 per share...............      (1,574)
Stock options exercised.......................          87
Change in unrealized losses on available for
  sale securities, net........................         (39)
                                                -------------
Balance at December 31, 1997..................     $72,571
                                                =============

          See accompanying notes to consolidated financial statements.

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      YEAR ENDED
DECEMBER
                                                                                                              31,

--------------------

1997        1996
                                                                                                      --------
--------

(Dollars in

thousands)
                                                                                                      Increase
(decrease)
                                                                                                            in
cash
Cash flows from operating activities:
    Net income.....................................................................................   $  2,429
$  1,436
    Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses.................................................................
1,850         850
         Writedowns on other real estate owned.....................................................
1,718         372
         Depreciation..............................................................................
935         743
         Amortization of premiums and discounts on mortgage-backed securities, other securities and loans...................................................................................
1,094         239
         Net (gains) losses on sale of assets......................................................
(55)        687
         Deferred tax expense (benefit)............................................................
1,946         883
         (Increase) decrease in interest and dividend receivable...................................
(47)        621
         (Increase) decrease in other assets.......................................................
(788)       (666)
         Increase (decrease) in interest payable...................................................
(275)       (229)
         Increase (decrease) in other liabilities..................................................
472        (129)
         (Increase) decrease in residential loans held for sale....................................
456        (263)
                                                                                                      --------
--------
         Net cash provided by operating activities.................................................
9,735       4,544
                                                                                                      --------
--------
Cash flows from investing activities:
    Purchases of mortgage-backed securities -- available for sale..................................
(39,203)    (19,841)
    Purchases of other securities -- available for sale............................................
(7,001)    (36,459)
    Proceeds from sales of mortgage-backed securities -- available for sale........................
5,534       3,096
    Proceeds from sales of other securities -- available for sale..................................
--      37,626
    Principal repayments on mortgage-backed securities -- available for sale.......................
26,833      31,278
    Principal repayments on mortgage-backed securities -- held to maturity.........................
4,227       3,623
    Proceeds from maturities of other securities -- available for sale.............................
22,055         133
    FHLB Stock purchases...........................................................................
(311)       (843)
    Loan originations, net of repayments...........................................................    (67,668)
(112,267)
    Proceeds from sales of commercial loans held for bulk-sale.....................................
--      33,178
    Proceeds from sales of loans in portfolio......................................................
36,468      19,828
    Purchases of fixed assets......................................................................
(2,553)     (1,295)
    Proceeds from sale of other real estate owned..................................................
2,556       2,480
                                                                                                      --------
--------
Net cash used in investing activities..............................................................
(19,063)    (39,463)
                                                                                                      --------
--------
Cash flows from financing activities:
    Net increase (decrease) in demand, money market, and savings accounts..........................
28,911      29,025
    Net increase in time deposits..................................................................
16,220      12,180
    Net increase (decrease) in repurchase agreements...............................................
(11,958)     80,408
    Net increase (decrease) in FHLB borrowings.....................................................
(17,900)    (88,699)
    Increase (decrease) in escrow deposits.........................................................
429         (58)
    Stock issued...................................................................................
87         222
    Dividends paid.................................................................................
(1,574)     (1,256)
                                                                                                      --------
--------
Net cash provided by financing activities..........................................................
14,215      31,822
                                                                                                      --------
--------
Net increase (decrease) in cash and cash equivalents...............................................
4,887      (3,097)
Cash and cash equivalents, beginning of year.......................................................
6,863       9,960
                                                                                                      --------
--------
Cash and cash equivalents, end of year.............................................................   $ 11,750
$  6,863
                                                                                                      ========
========
Supplemental disclosures of cash flow information:
    Cash paid during year for:
         Interest credited on deposits.............................................................   $ 28,165
$ 25,779
         Interest paid on borrowings...............................................................
11,385      12,309
         Income/franchise taxes paid...............................................................
500         240
    Net non-cash investing and financing activities:
         (Increase) decrease in net unrealized losses on available for sale securities, net of deferred tax effect.....................................................................
(39)        342
         Investment securities transferred from available-for-sale to held-to-maturity category....
--      35,300
         Change in common stock held by ESOP.......................................................
--          --
         Loans transferred to other real estate....................................................
831       4,080
         Loans to facilitate asset sales...........................................................
2,585       4,000



                                                                                               YEAR ENDED
DECEMBER 31,
                                                                                                       1995
                                                                                                     ---------

Cash flows from operating activities:
    Net income.....................................................................................  $  16,262
    Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses.................................................................      1,525
         Writedowns on other real estate owned.....................................................         94
         Depreciation..............................................................................        809
         Amortization of premiums and discounts on mortgage-backed securities, other securities and
           loans...................................................................................        436
         Net (gains) losses on sale of assets......................................................      6,715
         Deferred tax expense (benefit)............................................................    (18,760)
         (Increase) decrease in interest and dividend receivable...................................     (1,083)
         (Increase) decrease in other assets.......................................................        480
         Increase (decrease) in interest payable...................................................      1,351
         Increase (decrease) in other liabilities..................................................        681
         (Increase) decrease in residential loans held for sale....................................         86
                                                                                                     ---------
         Net cash provided by operating activities.................................................      8,596
                                                                                                     ---------
Cash flows from investing activities:
    Purchases of mortgage-backed securities -- available for sale..................................    (44,624)
    Purchases of other securities -- available for sale............................................    (15,132)
    Proceeds from sales of mortgage-backed securities -- available for sale........................     49,781
    Proceeds from sales of other securities -- available for sale..................................      3,000
    Principal repayments on mortgage-backed securities -- available for sale.......................     27,629
    Principal repayments on mortgage-backed securities -- held to maturity.........................         --
    Proceeds from maturities of other securities -- available for sale.............................      5,129
    FHLB Stock purchases...........................................................................     (1,587)
    Loan originations, net of repayments...........................................................   (119,681)
    Proceeds from sales of commercial loans held for bulk-sale.....................................         --
    Proceeds from sales of loans in portfolio......................................................      9,457
    Purchases of fixed assets......................................................................     (1,348)
    Proceeds from sale of other real estate owned..................................................      3,598
                                                                                                     ---------
Net cash used in investing activities..............................................................    (83,778)
                                                                                                     ---------
Cash flows from financing activities:
    Net increase (decrease) in demand, money market, and savings accounts..........................    (19,644)
    Net increase in time deposits..................................................................     64,541
    Net increase (decrease) in repurchase agreements...............................................      1,451
    Net increase (decrease) in FHLB borrowings.....................................................     26,899
    Increase (decrease) in escrow deposits.........................................................        983
    Stock issued...................................................................................        186
    Dividends paid.................................................................................     (1,000)
                                                                                                     ---------
Net cash provided by financing activities..........................................................     73,416
                                                                                                     ---------
Net increase (decrease) in cash and cash equivalents...............................................     (1,766)
Cash and cash equivalents, beginning of year.......................................................     11,726
                                                                                                     ---------
Cash and cash equivalents, end of year.............................................................  $   9,960
                                                                                                     =========
Supplemental disclosures of cash flow information:
    Cash paid during year for:
         Interest credited on deposits.............................................................  $  24,334
         Interest paid on borrowings...............................................................      9,887
         Income/franchise taxes paid...............................................................        129
    Net non-cash investing and financing activities:
         (Increase) decrease in net unrealized losses on available for sale securities, net of
           deferred tax effect.....................................................................      4,998
         Investment securities transferred from available-for-sale to held-to-maturity category....         --
         Change in common stock held by ESOP.......................................................        191
         Loans transferred to other real estate....................................................      4,788
         Loans to facilitate asset sales...........................................................      1,080

          See accompanying notes to consolidated financial statements

                  POUGHKEEPSIE FINANCIAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

         On May 30, 1997, Poughkeepsie Financial Corp. (the 'Holding Company' or together with its wholly-owned subsidiary, the 'Company') became the holding company for Poughkeepsie Savings Bank, FSB after a stockholder approved reorganization. On October 14, 1997, Poughkeepsie Savings Bank, FSB changed its name to Bank of the Hudson (the 'Bank').

         Bank of the Hudson is a federally chartered community savings bank serving the Mid-Hudson Valley region of New York through sixteen branches in Dutchess, Orange and Rockland counties and six residential loan origination offices. In recent years, the business of the Bank has consisted primarily of obtaining funds in the form of deposits from the general public and borrowings, and using such funds to make residential mortgage loans and commercial mortgage loans as well as commercial business loans, consumer loans, student loans and other investments. The Bank's deposits are insured up to applicable limits by the Savings Association Insurance Fund ('SAIF'), which is administered by the Federal Deposit Insurance Corporation ('FDIC'). The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ('OTS'), its primary regulator, and the FDIC. The Bank also is a member of the Federal Home Loan Bank ('FHLB') system.

2. AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         Poughkeepsie Financial Corp., Bank of the Hudson and HUBCO, Inc. entered into an Amended and Restated Agreement and Plan of Merger ('Merger Agreement') dated as of October 22, 1997. Under the terms of this agreement each share of Poughkeepsie Financial Corp. Common Stock will be exchanged for .30 shares of HUBCO Common Stock, as long as the median closing price for HUBCO Common Stock during a pre-closing period is at or above $33.33. If the median HUBCO price during the pre-closing period is below $33.33 but above $31.25, each share of Poughkeepsie Financial Corp. Common Stock would be exchanged for shares of HUBCO Common Stock with value of $10.00. If HUBCO's median pre-closing price is $31.25 or below, a maximum exchange ratio of .32 would apply. In addition, the agreement provided that Poughkeepsie Financial Corp. was able to increase its quarterly cash dividends to amounts substantially equivalent to HUBCO's cash dividend as adjusted for the exchange ratio. In connection with the execution of the Merger Agreement, Poughkeepsie Financial Corp. issued an option to HUBCO which, under certain defined circumstances, would enable HUBCO to purchase up to 2,000,000 shares of Poughkeepsie Financial Corp. Common Stock at $7.875 per share. The transaction, which is expected to close in the second quarter of 1998, is expected to be treated as a tax-free exchange to holders of Poughkeepsie Financial Corp. stock and to be accounted for as a pooling of interests.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION

         The  consolidated   financial   statements   include  the  accounts  of
Poughkeepsie Financial Corp. and Bank of the Hudson and its wholly-owned subsidiaries: PSB Associates, Inc., a life insurance agency; PSB Building Corp., a holding company for the Bank's headquarters building; and several other subsidiaries primarily engaged in holding real estate acquired through foreclosure or otherwise intended for disposition, including: PoSaBk, Inc. and Plural Realty, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Certain 1996 and 1995 amounts in the consolidated financial statements have been reclassified to conform with the 1997 presentation.

USE OF ESTIMATES

         The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and prevalent practices used within the banking industry. In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and the revenues and expenses for the period. Actual results could differ significantly from those estimates. Estimates that are particularly susceptible to significant change relate to the determination of the adequacy of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned ('OREO'), management obtains independent appraisals for significant properties.

         Management believes that the allowance for loan losses is adequate and the valuation of OREO is appropriate. While management uses available information to recognize possible loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and the valuation of OREO. Such agencies may require the Bank to recognize additions to the allowance or reduce the valuation of OREO based on their judgments of information available to them at the time of their examination.

SECURITIES

         The Company classifies its securities at acquisition and each reporting date thereafter as either held-to-maturity, available-for-sale or trading. Securities classified as held-to-maturity are limited to debt securities for which the Company has the positive intent and ability to hold to maturity. Trading securities are debt and equity securities that are bought for the purpose of selling them in the near term. All other securities are classified as available-for-sale.

         Held-to-maturity securities are carried at amortized cost; available-for-sale securities are carried at fair value, with unrealized gains and losses excluded from earnings and reported on a net-of-tax basis as a separate component of stockholders' equity. Fair values for these securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities. The Company has no trading securities. Federal Home Loan Bank stock is a restricted security held in accordance with certain regulatory requirements and is carried at cost.

         Purchases and sales are recorded on the trade date and realized gains and losses on sales of securities are determined using the specific identification method. Premiums and discounts are amortized to interest income using the level yield method over the term of the securities, adjusted, in the case of mortgage-based securities, for actual prepayments.

LOANS

         Loans generally are stated at their outstanding unpaid principal balance net of any deferred fees or costs. Interest income on loans is recognized as earned based on principal amounts outstanding. Non-refundable loan origination fees and costs directly associated with the loan origination process are deferred and recognized as a yield adjustment over the life of the related loan.

         Non-Accrual Loans: Generally, a loan (including a loan defined as impaired under SFAS No. 114) is classified as non-accrual when the loan becomes 90 days past due, or earlier if the probability of collection is deemed to be insufficient to warrant continued accrual, even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. All previously accrued interest for loans placed on non-accrual is deducted from interest income and any cash receipts from these assets are generally credited directly to the outstanding principal balances. Generally, loans are returned to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility is no longer in doubt. Consumer loans that are more than 120 days delinquent are generally charged off against the allowance for loan losses.

         Allowance for Loan Losses: The allowance for loan losses is maintained at a level which management considers adequate based on its regular review of the Bank's loan portfolios taking into consideration the likelihood of repayment, the diversity of the borrowers, the type of loan, the quality of the collateral, current market conditions and associated risks.

         SFAS No. 114, 'Accounting by Creditors for Impairment of a Loan,' as amended by SFAS No. 118, 'Accounting for Impairment of a Loan -- Income Recognition and Disclosures,' was adopted by the Bank as of January 1, 1995. Adoption of SFAS No. 114, as amended, did not result in any adjustment to the allowance for loan losses. The Bank uses the loan-by-loan measurement method, however, one-to-four family residential loans and consumer installment loans are collectively evaluated for impairment and are not subject to SFAS No. 114 measurement criteria.

         Under SFAS No. 114, a loan is recognized as impaired when it is probable that principal and/or interest will not be collected in accordance with its contractual terms. A loan in not considered impaired if there is a insignificant delay in receipt of payment. The Bank measures impairment based on the fair value of the collateral for all collateral dependent loans. Impaired loans which are not collateral dependent are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate; this evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change. If the fair value of an impaired loan is less than the related recorded amount, a valuation allowance is established or the write-down is charged against the allowance for loan losses if the impairment is considered to be permanent.

         Mortgage Banking Activities: The Bank originates certain one-to-four family residential mortgage loans in its local market area for sale to unrelated investors. Residential mortgage loans held for sale are carried at the lower of aggregate cost or market. Interest rate exposure with respect to mortgage production is hedged primarily through mortgage sale commitments. Gains (losses) on the sale of loans are recorded when the loans are sold to unrelated investors.

PREMISES AND EQUIPMENT

         Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation on premises, leasehold improvements, and furniture and equipment is computed by the straight-line method over the estimated useful lives of the related assets or, if shorter, the related lease terms, which range from 3 to 40 years.

OTHER REAL ESTATE OWNED ('OREO')

         Real estate acquired by foreclosure or deed in lieu of foreclosure is stated at the lower of the recorded investment or estimated fair value less costs of disposition. Upon classification as OREO, the excess of the recorded investment over the estimated fair value of the collateral, if any, is charged to the allowance for loan losses. Net income derived from these properties reduces the carrying value of the property. Net expenses incurred in maintaining properties, subsequent write-downs due to reductions in estimated fair values, and gains or losses upon disposition are included in operating expenses.
Expenditures to complete or improve properties are capitalized only if reasonably expected to be recovered; otherwise they are expensed as incurred.

MORTGAGE SERVICING RIGHTS

         Mortgage servicing rights (MSRs) on loans serviced for others are recognized based on their fair value (relative to the fair value of the loan without the servicing rights) at the time the loan is sold. Mortgage servicing rights are amortized as a reduction of loan servicing income over the estimated servicing period. MSRs are assessed for impairment based upon their estimated fair value. To evaluate impairment MSRs are stratified based principally on the loan type and interest rate. MSR impairment, if any, is recognized through a valuation allowance.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

         The Company enters into sales of securities under agreements to repurchase the same securities. These agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated statement of financial condition. The securities underlying the agreements are included in the asset accounts.

         SFAS No. 125, 'Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,' adopted by the Company, specifies accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and for distinguishing whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, except for certain provisions (relating to the accounting for secured borrowings and collateral and the accounting for transfers and servicing of repurchase agreements, dollar rolls, securities lending and similar transactions) which have been deferred until January 1, 1998 in accordance with SFAS No. 127, 'Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125.' The adoption of these standards has not had a material impact on the Company's consolidated financial statements.

INTEREST ON DEPOSITS

         Interest on deposits is compounded annually, monthly or continuously using a daily percentage rate (except for certain money market deposits and time deposits over one hundred thousand dollars, which do not receive compound interest) and is credited to depositors' accounts monthly, quarterly, annually or at maturity.

STOCK OPTIONS

         Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation,' encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has opted to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees,' and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. See Note 12 for a further discussion of the Company's stock option plans.

HEDGING ACTIVITIES

         In accordance with policies approved by the Board of Directors, the Company uses certain derivative financial instruments and forward contracts to assist in managing its interest rate risk exposure, but does not utilize such instruments for speculative purposes. The Company uses three principle types of derivative financial instruments: interest rate caps and collars (which reduce the Company's cash flow exposures to changing interest rates), interest rate swaps (which effectively convert a portion of the Company's variable rate borrowings to a fixed rate), and forward contracts (which effectively reduce the Company's exposure to interest rate changes on residential mortgage applications which have been rate locked by the borrower and, if funded, the Company plans to sell into the secondary market). The change in fair value of forward contracts which hedge mortgage applications in the pipeline are deferred and recognized as adjustments to gain or loss on sale of the underlying loans. Interest rate swaps are accounted for on a settlement basis, with the net amounts paid or received under such contracts included in interest income or expense. Interest rate caps and collars are also accounted for on a settlement basis. See Notes 17 and 19 for more information regarding the Company's derivative financial instruments.

INCOME TAXES

         Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable items) plus deferred taxes. Deferred taxes are provided when income or expense is recognized in different periods for tax purposes than for financial reporting purposes using an asset and liability approach for recognizing the tax effects of temporary differences. Significant temporary differences include additions to the allowance for loan losses and write-downs of OREO, which generally are not deductible for tax purposes until the loans are charged off or the properties are sold. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income in the period the change is enacted.

         The Company and its subsidiary file a consolidated Federal income tax return.

PENDING ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, 'Reporting Comprehensive Income.' SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires that financial statements report and display comprehensive income in the same prominence as net income, but permits the statement of comprehensive income to be presented either together with or apart from the income statement. Comprehensive income, as defined by SFAS No. 130, includes revenues, expenses, gains and losses, which under current generally accepted accounting principles, bypass net income and are typically reported as a component of stockholders' equity. SFAS No. 130 is effective for the Company's 1998 financial statements. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

         In June 1997, the FASB issued SFAS No. 131, 'Disclosure About Segments of an Enterprise and Related Information.' SFAS No. 131 introduces a new model for segment reporting entitled the 'management approach,' which focuses upon the manner in which the chief operating decision makers organize segments within a company for making operating decisions and assessing performance. Under the management approach, reportable segments can be based upon, but not limited to, products and services, geography and legal or management structure. SFAS No. 131 requires full financial disclosure for each segment, but only requires limited quarterly segment disclosure. SFAS No. 131 is effective for the Company's 1998 financial statements. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

EARNINGS PER SHARE

         The Company adopted SFAS No. 128, 'Earnings Per Share,' which became effective in the fourth quarter of 1997. As required, the Company has restated all prior periods to the new definitions of Basic and Diluted Earnings per share. The restatement did not have a material effect on previously reported earnings per share amounts. Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share includes the additional dilutive effect of stock options using the average market price of the Company's common stock for the period.

         A summary of the basic and diluted earnings per share calculations for 1997, 1996 and 1995 is as follows:

                                                              1997           1996           1995
                                                           -----------    -----------    -----------

Net income (in thousands)...............................   $     2,429    $     1,436    $    16,262
                                                           ===========    ===========    ===========
Weighted average basic shares outstanding...............    12,595,307     12,546,881     12,483,085
Effect of dilutive stock options........................       643,404        363,577        372,166
                                                           -----------    -----------    -----------
Weighted average diluted shares outstanding.............    13,238,711     12,910,458     12,855,251
                                                           ===========    ===========    ===========
Earnings per share:
     Basic..............................................   $      0.19    $      0.11    $      1.30
                                                           ===========    ===========    ===========
     Diluted............................................   $      0.18    $      0.11    $      1.27
                                                           ===========    ===========    ===========

4. SECURITIES

         A summary of securities at December 31 follows:

                                                                        GROSS         GROSS
                                                        AMORTIZED    UNREALIZED     UNREALIZED      FAIR
                                                          COST          GAINS         LOSSES       VALUE
                                                        ---------    -----------    ----------    --------
                                                                          (In thousands)

                        1997
Available-for-Sale Securities:
     Securities of U.S. Government agencies and
       corporations..................................   $  7,059        $  32                     $  7,091
     Securities of financial institutions and
       corporations..................................        115            1                          116
     Mortgage-backed securities......................    119,763          652          $685        119,730
                                                        ---------    -----------    ----------    --------
                                                        $126,937        $ 685          $685       $126,937
                                                        =========    ===========    ==========    ========
Held-to-Maturity Securities:
     Mortgage-backed securities......................   $ 25,537        $  --          $112       $ 25,425
                                                        =========    ===========    ==========    ========
                        1996
Available-for-Sale Securities:
     Securities of U.S. Government agencies and
       corporations..................................   $ 17,071        $   2          $ 38       $ 17,035
     Securities of financial institutions and
       corporations..................................      5,157           23            --          5,180
     Mortgage-backed securities......................    113,456          718           599        113,575
                                                        ---------    -----------    ----------    --------
                                                        $135,684        $ 743          $637       $135,790
                                                        =========    ===========    ==========    ========
Held-to-Maturity Securities:
     Mortgage-backed securities......................   $ 29,957        $  --          $360       $ 29,597
                                                        =========    ===========    ==========    ========

         In February 1996, the Bank reclassified $35.3 million of fixed rate mortgage-backed securities from the available-for-sale category to the held-to-maturity category. At the date of transfer, these securities had a net unrealized loss of $0.3 million which is being amortized over the remaining life of the underlying securities, 14 years. The net unrealized loss on securities classified as available for sale is reported, net of income taxes, as a separate component of stockholders' equity. Proceeds from sales of investment securities during 1997, 1996 and 1995 totaled approximately $5.5 million, $40.7 million and $52.8 million, respectively, and resulted in gross gains of $0, $0.1 million, and $0.4 million, respectively, and gross losses of $0, $0.1 million and $0.5 million, respectively.

         The amortized cost and fair value of securities at December 31, 1997, by maturity date, are summarized below. Mortgage-backed securities are included in the table based upon remaining contractual term. Due to prepayment features, certain of these securities may repay prior to contractual maturity.

                                                            AVAILABLE-FOR-SALE        HELD-TO-MATURITY
                                                           ---------------------    --------------------
                                                           AMORTIZED      FAIR      AMORTIZED     FAIR
                                                             COST        VALUE        COST        VALUE
                                                           ---------    --------    ---------    -------
                                                                          (In thousands)

Due in one year or less.................................   $  2,466     $  2,466          --          --
Due after one year through five years...................      7,146        7,177          --          --
Due after five years through ten years..................         28           30          --          --
Due after ten years.....................................    117,297      117,264     $25,537     $25,425
                                                           ---------    --------    ---------    -------
     Total..............................................   $126,937     $126,937     $25,537     $25,425
                                                           =========    ========    =========    =======

         The composition of the mortgage-backed securities portfolio at December 31, 1997 is as follows:

                                                                AVAILABLE-                HELD-TO-
                                                                 FOR-SALE                 MATURITY
                                                           ---------------------    --------------------
                                                           AMORTIZED      FAIR      AMORTIZED     FAIR
                                                             COST        VALUE        COST        VALUE
                                                           ---------    --------    ---------    -------
                                                                          (In thousands)

FHLMC participation certificates........................   $ 43,857     $ 43,870     $12,243     $12,176
GNMA certificates.......................................     46,412       46,202          --          --
FNMA mortgage-backed securities.........................     29,494       29,658       7,860       7,815
Private mortgage-backed securities......................         --           --       5,434       5,434
                                                           ---------    --------    ---------    -------
     Total..............................................   $119,763     $119,730     $25,537     $25,425
                                                           =========    ========    =========    =======

         At December 31, 1997, mortgage-backed securities with a book value of $114.4 million were pledged as collateral for FHLB borrowings, repurchase agreements, certain interest rate hedge agreements and for other purposes.

5. ALLOWANCE FOR LOAN LOSSES

         The following is a summary of changes in the allowance for loan losses:

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ---------------------------
                                                                    1997      1996      1995
                                                                   ------    ------    -------
                                                                         (In thousands)

Balance, beginning of year......................................   $8,652    $8,259    $18,195
                                                                   ------    ------    -------
Provision for loan losses.......................................    1,850       850      1,525
                                                                   ------    ------    -------
Charge-offs:
     1-4 family residential real estate.........................    1,656       457        562
     Commercial real estate.....................................      101       208      1,395
     Commercial business........................................       36         6         --
     Consumer...................................................       85        62        108
                                                                   ------    ------    -------
     Total charge-offs..........................................    1,878       733      2,065
                                                                   ------    ------    -------
Recoveries:
     Commercial real estate.....................................      647       110        308
     Commercial business........................................      128        93         43
     Consumer...................................................       22        73        254
                                                                   ------    ------    -------
     Total recoveries...........................................      797       276        605
                                                                   ------    ------    -------
Net charge-offs.................................................    1,081       457      1,460
                                                                   ------    ------    -------
Writedowns of loans transferred to Commercial Loans Held for
  Bulk Sale.....................................................       --        --     10,001
                                                                   ------    ------    -------
Balance, end of year............................................   $9,421    $8,652    $ 8,259
                                                                   ======    ======    =======

         The Bank currently originates loans primarily in the Mid-Hudson Valley region of New York and adjacent counties in New Jersey and Connecticut. The ability of borrowers to perform in accordance with the terms of their loan agreements is affected by, among other things, the real estate market conditions prevailing within the Bank's market area.

         During the fourth quarter of 1995, the Bank charged-off $10.1 million related to its efforts to sell, in bulk, certain non-performing, sub-performing, and performing commercial loans. In addition to this $10.1 million charge-off against the allowance for loan losses, a loss of $7.5 million was recorded to write these loans down to their then fair value of $61.5 million. During 1996, an additional $0.9 million write-down was recorded to recognize a decline in fair value on certain loans held for bulk sale which became non-performing in 1996. During 1996, the Bank closed on the sale of $33.1 million of these loans, was paid off on an additional $4.6 million, and the balance of $22.6 million was returned to portfolio.

         Loans delinquent 90 days or more as to interest (including non-accrual loans) amounted to $10.2 million and $15.4 million at December 31, 1997 and 1996, respectively. Loans which are 90 days or more past their contractual maturity, predominantly commercial real estate mortgages, were approximately $6.2 million and $7.0 million at December 31, 1997 and 1996, respectively. These loans have not 'performed' in accordance with their principal repayment terms but continue to perform in accordance with their interest terms. Interest income is recognized on these loans. The loan portfolio also includes certain restructured loans that are performing in accordance with their modified terms. Restructured loans totaled $14.4 million and $9.5 million at December 31, 1997 and 1996, respectively.

         Interest income recorded in 1997, 1996 and 1995 would have increased by approximately $1.2 million, $1.9 million and $2.6 million had non-accrual loans and restructured loans performed in accordance with their original terms and conditions. Interest income recorded on these loans totaled approximately $1.0 million in 1997 and $1.4 million in 1996.

         At December 31, 1997, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $21.3 million. Generally, the fair value of impaired loans was determined using the fair value of the underlying collateral. Included in this amount is $4.2 million of impaired loans for which the related valuation allowance for loan losses is $0.9 million and $9.7 million of impaired loans that as a result of write-downs do not have an allowance for credit losses. During 1997 and 1996, the average recorded investment in impaired loans was approximately $19.2 million and $9.4 million, respectively, and the Bank recognized interest income on these impaired loans of approximately $1.5 million and $1.4 million. No interest income was recognized on the cash basis method of interest recognition.

         At December 31, 1996, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $19.4 million. Generally, the fair value of impaired loans was determined using the fair value of the underlying collateral. Included in this amount was $0.9 million of impaired loans for which the related valuation allowance for loan losses is $0.3 million, and $13.3 million of impaired loans that as a result of write-downs do not have an allowance for credit losses.

6. OTHER REAL ESTATE OWNED

         The following is a summary of the activity in the other real estate owned accounts (including investment in real estate):

                                                                             NON-PERFORMING
                                                        PERFORMING      -------------------------
                                                        INVESTMENT      COMMERCIAL    RESIDENTIAL
                                                      IN REAL ESTATE       OREO          OREO         TOTAL
                                                      --------------    ----------    -----------    -------
                                                                          (In thousands)

Balance at January 1, 1996.........................      $  1,192        $ 11,424       $ 1,357      $13,973
Real estate acquired in settlement of loans........                         3,000         1,080        4,080
Capital improvements...............................                           907                        907
Dispositions.......................................                        (1,180)       (1,300)      (2,480)
Transfer to performing loans.......................        (1,192)         (4,044)                    (5,236)
Net excess cash flow...............................                           (39)         (108)        (147)
Write-downs........................................                          (335)          (36)        (371)
                                                      --------------    ----------    -----------    -------
Balance at December 31, 1996.......................            --           9,733           993       10,726
                                                      ==============
Real estate acquired in settlement of loans........                                         831          831
Capital improvements...............................                           305                        305
Dispositions.......................................                        (1,234)       (1,322)      (2,556)
Transfer to performing loans.......................                        (2,585)                    (2,585)
Net excess cash flow...............................                          (439)                      (439)
Write-downs........................................                        (1,664)          (54)      (1,718)
                                                                        ----------    -----------    -------
Balance at December 31, 1997.......................                      $  4,116       $   448      $ 4,564
                                                                        ==========    ===========    =======


         The investment in real estate represents advances on a loan to facilitate the sale of OREO. In 1996 this loan met all the criteria for classification as a performing loan and was transferred to the commercial real estate loan category.

7. PREMISES AND EQUIPMENT

         Below is a summary of premises and equipment:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1997        1996
                                                                         --------    --------
                                                                            (In thousands)

Banking offices.......................................................   $  7,747    $  7,600
Furniture and equipment...............................................      8,698       7,517
Leasehold improvements................................................      3,760       2,521
                                                                         --------    --------
                                                                           20,205      17,638
Accumulated depreciation..............................................    (11,794)    (10,845)
                                                                         --------    --------
Total, net............................................................   $  8,411    $  6,793
                                                                         ========    ========

8. BORROWINGS FROM THE FEDERAL HOME LOAN BANK OF NEW YORK

         The  following  table  provides  certain  information   regarding  term
advances and short-term borrowings as of December 31, 1997 and 1996:

                                                                   1997                     1996
                                                            ------------------       ------------------
                                                                       AVERAGE                  AVERAGE
                                                            AMOUNT      RATE         AMOUNT      RATE
                                                            -------    -------       -------    -------
                                                                      (Dollars in thousands)

Term advances............................................   $35,000      5.69%       $35,000      5.64%
Short-term advances and overnight borrowings under the
  FHLB line of credit....................................    31,900      5.75         49,800      5.45%
                                                            -------                  -------
                                                            $66,900                  $84,800
                                                            =======                  =======

         The term advances outstanding as of December 31, 1997 are scheduled to mature in 1998 with interest rates of 5.7%.

         In connection with term advances, the Bank has granted to the FHLB, as collateral, a security interest in specific assets including mortgage loans with an aggregate value of 110% of the outstanding advance. As of December 31, 1997, the Bank had sufficient available collateral to borrow an additional $258 million in the form of FHLB advances or reverse repurchase agreements.

         In addition, at December 31, 1997, the Bank had available an unused line of credit of $52.8 million, from a total line of $84.7 million granted by the FHLB, which is subject to various terms and conditions, including collateralization.

9. SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

         Securities sold under repurchase agreements are as follows:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1997        1996
                                                                                   --------    --------
                                                                                      (In thousands)

Repurchase agreements...........................................................   $ 97,102    $109,005
Unit investment trust...........................................................      4,834       4,889
                                                                                   --------    --------
                                                                                   $101,936    $113,894
                                                                                   ========    ========

         The securities underlying the agreements to repurchase were delivered to the various counterparties, who may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Bank the same (or substantially the same)
securities upon maturity of the agreements. The amount of risk under these borrowings with any one counterparty, defined as the excess of carrying value of the asset sold under agreements to repurchase, including accrued interest, over the amount borrowed, adjusted for accrued interest was approximately $0.4 million at December 31, 1997. The weighted average rate for the borrowings under repurchase agreements was 5.8% and 5.46% at December 31, 1997 and 1996, respectively.

         The repurchase agreements outstanding at December 31, 1997 matured during January 1998. The maximum amounts outstanding at any month-end during 1997, 1996 and 1995 were $129.3 million, $112.4 million and $142.4 million, respectively.

         In 1984, the Bank sold tax-exempt municipal investment securities subject to a 14 day put option, under certain circumstances, to a unit investment trust. The transaction was accounted for as a borrowing due to the recourse nature of the put option and the municipal securities are included in the securities portfolio. The underlying collateral to the municipal security is a first mortgage secured by a commercial property which may prepay without penalty. Such prepayment would cause the dissolution of the put option as well as the elimination of the Bank's investment and borrowing. Such prepayment could result in a loss to the Bank. The Bank accrued $0.2 million for this potential loss in 1997. The weighted average interest rate on borrowings under the unit investment trust was 8.0% at both December 31, 1997 and 1996.

         The following were pledged as additional collateral for the unit investment trust as of December 31 for the periods indicated:

                                                                      1997                   1996
                                                               -------------------    -------------------
                                                               AMORTIZED     FAIR     AMORTIZED     FAIR
                                                                 COST       VALUE       COST       VALUE
                                                               ---------    ------    ---------    ------
                                                                             (In thousands)

FHLMC participation certificates............................    $ 2,707     $2,717     $   697     $  690
Private mortgage-backed securities..........................        182        137         234        152
FNMA mortgage-backed securities.............................      4,326      4,299       6,548      6,451
                                                               ---------    ------    ---------    ------
                                                                $ 7,215     $7,153     $ 7,479     $7,293
                                                               =========    ======    =========    ======

10. INCOME TAXES

         A reconciliation of the income tax provision to the amount computed using the federal statutory rate is as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                    --------------------------
                                                                     1997     1996      1995
                                                                    ------    ----    --------
                                                                          (In thousands)

Income tax expense (benefit) at federal statutory rate (34%).....   $1,593    $816    $   (756)
State income tax, net of federal benefit.........................      408     177         181
Tax-exempt interest income.......................................       20      21          21
Bad debt deduction...............................................       --      --       1,768
Decrease in valuation allowance..................................       --      --     (19,808)
Effect of non-deductible merger related costs....................      147      --          --
Other............................................................       91     (51)        108
                                                                    ------    ----    --------
Income tax expense (benefit).....................................   $2,259    $963    $(18,486)
                                                                    ======    ====    ========

         The components of the provision for income taxes are as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                    --------------------------
                                                                     1997     1996      1995
                                                                    ------    ----    --------
                                                                          (In thousands)

Federal:
     Deferred....................................................   $1,851    $696    $(16,849)
State:
     Current.....................................................      313      80         274
     Deferred....................................................       95     187      (1,911)
                                                                    ------    ----    --------
Income tax expense (benefit).....................................   $2,259    $963    $(18,486)
                                                                    ======    ====    ========

         In accordance with SFAS No. 109, deferred income tax assets and liabilities reflect the impact of temporary differences between values recorded as assets and liabilities for financial reporting purposes and values utilized for remeasurement in accordance with tax laws. The tax effects of temporary differences giving rise to the Company's deferred tax assets at December 31, 1997 and 1996 are as follows:

                                                                            1997       1996
                                                                           -------    -------
                                                                             (In thousands)

Net operating loss (NOL) carryforward...................................   $ 7,265    $ 8,495
Allowance for loan losses and OREO......................................     3,640      3,230
Loans with different tax and book basis.................................     2,848      3,763
Deferred loan fees......................................................       444        384
AMT credit..............................................................       694        694
Net unrealized losses on available for sale securities..................        83        (42)
Other, net..............................................................        17        288
                                                                           -------    -------
                                                                            14,991     16,812
Valuation allowance.....................................................        --         --
                                                                           -------    -------
Net deferred tax asset..................................................   $14,991    $16,812
                                                                           =======    =======

         Under SFAS No. 109, deferred tax assets must be reduced by a valuation allowance to an amount that is 'more likely than not' to be realized. Based on recent historical and anticipated future pre-tax earnings, management believes that it is more likely than not that the Company will realize its net deferred tax assets. Accordingly, the Company eliminated the valuation allowance in December 1995. At December 31, 1997, the Company had a net operating loss carryforward and alternative minimum tax credit carryforward of $21.3 million and $0.7 million, respectively. The net operating loss carryforward begins to expire in 2005.

         Until December 31, 1995, savings banks that met certain definitions, tests and other conditions prescribed by the Internal Revenue Code were allowed a bad debt deduction, subject to certain limitations. This deduction was computed either as a percentage of taxable income before such deductions or based on actual loss experience. SFAS No. 109 provides that the cumulative tax bad debt reserves as of December 31, 1987 (the 'base year reserves') are permanent differences which do not require the establishment of a deferred tax liability. The tax 'base year reserves' for the Bank is approximately $5.7 million. This 'base year reserve' could be recognized as taxable income and create a current tax liability at the income tax rates then in effect if one of the following occur: 1) the Bank's retained earnings represented by the reserve is used for purposes other than to absorb losses from bad debts; or 2) the Bank fails to qualify as a Bank as defined by the Internal Revenue Code or; 3) there is a change in the federal tax law. None of these events occurred as of December 31, 1997. Furthermore, no additions to the 'base year reserves' were made in the years 1988 through 1995 for financial statement purposes. However, in September 1996 when the Bank filed its 1995 tax return, the deduction taken for bad debts increased the Bank's tax bad debt reserves to an amount which exceeded the 'base year reserves' by approximately $2.0 million.

         On August 20, 1996, legislation was signed into law which repealed the percentage of taxable income method of tax bad debt deduction available for thrift institutions. This repeal is effective for the Bank's taxable year beginning January 1, 1996. In addition, the legislation requires that tax bad debt reserves in excess of 'base year reserves' be recaptured into taxable income over a 6 to 8 year period dependent on whether certain residential loan origination levels are maintained. As previously mentioned, after the filing of its 1995 tax return, the Bank's tax bad debt reserves exceed its base year reserves by approximately $2.0 million. However, the change in tax law had no effect on the Bank's income tax expense recorded in 1996. The additional deferred tax liability related to excess reserves were offset by an increase in deferred tax assets related to additional NOL carryforwards created as a result of the bad debt deductions taken on the 1995 tax return. The effect of this change in tax law on the Bank is that some available net operating loss carryforwards will be utilized earlier than anticipated to offset the required recapture of these excess bad debt reserves into taxable income in future years.

         While New York State tax law is generally based on federal law, on July 30, 1996, New York State enacted legislation, effective January 1, 1996, which generally retains the percentage of taxable income method for calculating the tax bad debt deduction and does not require the Bank to recapture into income its excess tax bad debt reserves over its base year reserves for New York State tax purposes. The New York State percentage of taxable income tax bad debt deduction is equal to 32% of New York State taxable income, with certain adjustments.

11. EMPLOYEE BENEFIT PLANS

PENSION PLANS

         The Company has a non-contributory defined benefit pension plan (the 'Plan') with the Retirement Systems Group, Inc., (formerly The Savings Bank Retirement System), covering employees meeting certain eligibility requirements. The Company's policy is to fund pension costs to the extent they can be deducted for federal income tax purposes.

         The following table sets forth the funded status of the pension plan covering employees as of the plan's year ended September 30:

                                                                               1997      1996
                                                                               -----     -----
                                                                               (In thousands)

Accumulated benefit obligation:
     Vested benefits........................................................   $ 833     $ 773
     Nonvested benefits.....................................................      --        27
                                                                               -----     -----
Accumulated benefit obligation..............................................     833       800
Effect of projected future compensation levels..............................      --        --
                                                                               -----     -----
Projected benefit obligation................................................     833       800
Plan assets at fair value...................................................   1,385     1,307
                                                                               -----     -----
Plan assets in excess of projected benefit obligation.......................     552       507
Unrecognized loss...........................................................     176       221
Unrecognized past service liability.........................................       1         1
                                                                               -----     -----
Prepaid pension asset.......................................................   $ 729     $ 729
                                                                               =====     =====
                                                                       1997     1996     1995
                                                                       -----    -----    -----

Components of pension expense are:
     Interest cost..................................................   $  62    $  63    $  61
     Return on assets...............................................    (240)    (141)    (185)
     Amortization of deferred investment loss.......................     135       42       95
     Amortization of unrecognized investment loss...................      10       18       18
     Benefit settlement charges.....................................      33       --       --
                                                                       -----    -----    -----
Pension credit......................................................   $  --    $ (18)   $ (11)
                                                                       =====    =====    =====

         Due to the financial condition of the Bank in 1991, the Plan was amended, effective October 1, 1991, to provide that there would be no new enrollments in the Plan and that there would be no further benefit accruals under the Plan. This benefit 'suspension' was initially intended to be temporary. However, it is now expected to remain in effect indefinitely. Deferred investment losses in the above table have been fully reserved.

         The discount rate used in determining the actuarial present value of the projected benefit obligations was 7.75% for 1997 and 7.50% for 1996, and the expected long-term rate of return on plan assets was 8.0% for each period. Plan assets consist primarily of equity and debt securities.

         In 1996 the Company reactivated the Non-Employee Directors' Retirement Plan which covers non-employee directors. This Plan is a defined benefit, non-qualified and unfunded Plan. In December 1997, and in connection with the Definitive Merger Agreement, the Plan was curtailed in anticipation of a February 1998 termination and settlement. The following table sets forth information on this Plan as of December 31, 1997 and 1996. Although this Plan was not directly funded, the Company made contributions into a Grantor Trust which was established to meet the benefit obligations of this Plan as they become due. All of the funds held by the Grantor Trust are expected to be distributed to the beneficiaries in lump sums in February 1998.

                                                                                1997     1996
                                                                                -----    -----
                                                                                (In thousands)

Accumulated benefit obligation:
     Vested benefits.........................................................   $ 949    $ 564
     Nonvested benefits......................................................      --       --
                                                                                -----    -----
Accumulated benefit obligation...............................................     949      564
Effect of projected future compensation levels...............................      --       --
                                                                                -----    -----
Projected benefit obligation.................................................     949      564
Plan assets at fair value....................................................      --       --
                                                                                -----    -----
Projected benefit obligation in excess of Plan assets........................    (949)    (564)
Unrecognized loss............................................................      42       46
Unrecognized past service liability..........................................      --      491
                                                                                -----    -----
Accrued pension expense......................................................   $(907)   $ (27)
                                                                                =====    =====
Components of pension expense are:
     Service cost............................................................   $  24    $  24
     Interest cost...........................................................      43       44
     Amortization of unrecognized past service liability.....................      47       47
     Curtailment expense.....................................................     777       --
                                                                                -----    -----
Pension expense..............................................................   $ 891    $ 115
                                                                                =====    =====

         The discount rate used in determining the actuarial present value of the projected benefit obligations was 7.25% for 1997 and 7.75% for 1996.

POSTRETIREMENT MEDICAL AND LIFE INSURANCE BENEFITS

         The Company provides medical and life insurance benefits to all currently eligible pension recipients. However, during 1992 the post-retirement medical benefit plan was amended to eliminate substantially all current employees from becoming eligible for these benefits. Post-retirement benefits are recognized on an accrual basis over the employee's service period. Expenses for these post retirement benefits are substantially lower than they may have been had all current employees been expected to become eligible for these benefits.

         The following tables set forth the status of the post-retirement benefit plan:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                              FINANCIAL POSITIONS                                   1997         1996
                              -------------------                                  -------      -------
                                                                                       (Dollars in
                                                                                        thousands)

Accumulated post-retirement benefit obligation ('APBO').........................   $(1,279)     $(1,231)
Unrecognized net gain...........................................................      (345)        (441)
Unrecognized net transition obligation..........................................     1,247        1,330
                                                                                   -------      -------
Accrued post-retirement benefit cost............................................   $  (377)     $  (342)
                                                                                   =======      =======
                      NET PERIODIC POST-RETIREMENT EXPENSE                         1997    1996    1995
                      ------------------------------------                         ----    ----    ----

Service cost....................................................................   $  6    $  6    $ 10
Interest cost...................................................................     89      85      94
Amortization of unrecognized net transition obligation..........................     83      83      83
Amortization of unrecognized net gain...........................................    (64)    (71)    (70)
                                                                                   ----    ----    ----
Net periodic post-retirement expense charged to operations......................   $114    $103    $117
                                                                                   ====    ====    ====
                                  ASSUMPTIONS                                      1997    1996    1995
                                  -----------                                      ----    ----    ----
Discount rate...................................................................   7.50%   7.50%   7.25%

                                                                                                  SERVICE PLUS
                                                                           SERVICE    INTEREST      INTEREST
        EFFECT OF A 1% INCREASE IN HEALTH TREND RATES             APBO      COST        COST          COST
        ---------------------------------------------            ------    -------    --------    ------------
                                                                                (In thousands)
Current basis.................................................   $1,278      $ 6        $ 89          $ 95
1% trend increase.............................................    1,363        7          95           101
                                                                              --
                                                                 ------                  ---        ------
Change due to 1% increase.....................................   $   85      $ 1        $  6          $  6
                                                                 ======      ===        ====        ======

OTHER BENEFIT PLANS

         The Company has a defined contribution 401(k) plan, covering substantially all full time employees meeting certain eligibility requirements. The Company's 401(k) contributions in 1997, 1996 and 1995 were $350,000, $339,000, and $304,000, respectively.

         In 1987, the Bank established a non-contributing leveraged Employee Stock Ownership Plan (ESOP), which acquired shares of the Bank's stock for the benefit of all eligible employees. The ESOP borrowed funds from an unrelated financial institution and acquired 318,200 shares in 1987 and 37,673 shares in 1988 of the Bank's stock in the open market at an average price of $14.05 per share. No borrowings or unallocated shares remained as of December 31, 1997.

         The Company has employment contracts with certain executive officers which provide these individuals with post-termination benefits under certain specified conditions, including a change in control of the Company. In connection with the Amended and Restated Agreement and Plan of Merger with HUBCO, Inc., payments of $1.0 million are anticipated under the change in control provisions of these contracts.

12. STOCK OPTION PLANS

         A description of each of the Company's three stock option plans follows:

1985 STOCK OPTION PLAN

         The Bank received shareholder approval in 1985 for a stock option plan for directors, officers and employees of the Bank and its subsidiaries under which options granted may be either qualifying incentive stock options or nonqualified options. A total of 391,867 shares were authorized under this plan. The options are exercisable at the market price at the date of grant and vest over periods ranging up to four years. The options may permit the holder to purchase any combination of market value or book value shares or to exercise stock appreciation rights. Book value options are exercisable at the book value per share of common stock at the end of the most recent fiscal quarter prior to the date of grant and require the Bank to repurchase shares issued upon exercise of the options at the book value per share of common stock at the end of the most recent fiscal quarter prior to the repurchase. All options currently outstanding to non-directors do not contain book value share exercise features or stock appreciation rights.

1993 STOCK INCENTIVE PLAN

         The Bank received shareholder approval for a 1993 Stock Incentive Plan ('1993 Plan') which provides for the granting of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code, non-incentive or compensatory stock options and stock appreciation rights. The 1993 Plan is administered and interpreted by a committee of not less than two members of the Board of Directors, none of whom is an officer or employee of the Bank and each of whom is a 'disinterested person' within the meaning of the applicable regulations under the federal securities law. The committee determines who will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option and the exercise price of each compensatory option when such options become exercisable. The per share exercise price of an incentive stock option at least equals the fair market value of a share of Common Stock on the date the option is granted. Each stock option or portion thereof is exercisable at any time on or after it vests. A total of 595,315 shares were authorized under this plan in 1993, and in 1996, stockholders approved an amendment to this plan which increased the number of shares authorized by 525,288 shares for a total authorization of 1,120,603 shares.

1993 DIRECTORS' STOCK OPTION PLAN

         The Bank also received shareholder approval for a 1993 Directors' Stock Option Plan (the 'Directors' Plan'), which provides for the grant of non-qualified stock options to non-employee directors of the Bank. The Directors' Plan is administered and interpreted by the entire Board of Directors of the Bank. A total of 255,135 shares were authorized under this plan.

         Each non-employee director of the Bank in June 1993, upon the completion date of the Bank's Offering, received compensatory options to purchase 25,000 shares of common stock, 7,000 of which vest and are exercisable twelve months after the date of grant, and 18,000 of which vest and are exercisable thereafter at the rate of 4,500 shares at the end of each succeeding twelve-month period. All of these initial grants were at $2.50 per share, the subscription price for a share of common stock in the Offering.

         Any person who becomes a member of the Board of Directors of the Bank subsequent to the Offering and who is not an employee of the Bank will receive an option to purchase 25,000 shares of stock (or such lesser number as may then be available for grant under the Directors' Plan), 7,000 of which vest and are exercisable twelve months after the date of grant, and 18,000 of which vest and are exercisable thereafter at the rate of 4,500 shares at the end of each succeeding twelve-month period. The exercise price of such shares will be the fair market value at the date of grant.

         A summary of the transactions within each of the Company's Stock Option Plans follows:

                                                                                                  1993 DIRECTORS'
                                                   1985 OPTION PLAN      1993 INCENTIVE PLAN           PLAN
                                                  -------------------    -------------------
-------------------
                                                             WEIGHTED               WEIGHTED
WEIGHTED
                                                             AVERAGE                AVERAGE                AVERAGE
                                                             EXERCISE               EXERCISE
EXERCISE
                                                  SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                                  -------    --------    -------    --------    -------
--------

Outstanding at 1/1/95..........................   229,244     $ 4.12     556,250     $ 3.10     193,000     $ 2.89
     Granted...................................        --                 20,000       5.38          --
     Exercised.................................   (13,950)      2.24     (36,150)      2.50          --
     Canceled..................................   (45,000)      9.61      (1,500)      2.50          --
                                                  -------                -------                -------
Outstanding at 12/31/95........................   170,294       2.83     538,600       3.22     193,000       2.89
     Granted...................................        --                438,000       5.12          --
     Exercised.................................      (500)      1.50     (60,500)      3.98          --
     Canceled..................................        --                     --                     --
                                                  -------                -------                -------
Outstanding at 12/31/96........................   169,794       2.84     916,100       4.08     193,000       2.89
     Granted...................................        --                     --                     --
     Exercised.................................    (8,540)      2.78      (9,950)      4.41          --
     Canceled..................................        --                     --                     --
                                                  -------                -------                -------
Outstanding at 12/31/97........................   161,254       2.84     906,150       4.08     193,000       2.89
                                                  =======                =======                =======
Exercisable as of 12/31/97.....................   161,254     $ 2.84     591,350     $ 3.76     148,000     $ 2.82
                                                  =======    ========    =======    ========    =======
========
Available for future grant, as of 12/31/97.....    65,212                 92,353                 55,135
                                                  =======                =======                =======

GENERAL

         At December 31, 1997, the Company had three stock option plans as described above. The Company applies APB Opinion 25 and related Interpretations in accounting for these plans. Accordingly, no compensation cost has been recognized for these plans. Had compensation cost for these stock option plans been determined based on the fair value at the grant dates for awards under these plans consistent with the fair value method of SFAS No. 123, 'Accounting for Stock Based Compensation', net income and earnings per share would have been reduced to the pro forma amounts indicated below (amounts in thousands, except per share data):

                                                                   1997        1996        1995
                                                                  ------      ------      -------

Net income                       As reported                      $2,429      $1,436      $16,262
                                 Pro forma                         2,227       1,375       16,258
Earnings per share -- Basic      As reported                      $ 0.19      $ 0.11      $  1.30
                                 Pro forma                          0.18        0.11         1.30
Earnings per share -- Diluted    As reported                      $ 0.18      $ 0.11      $  1.27
                                 Pro forma                          0.17        0.11         1.27

         The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants awarded in 1996 and 1995, respectively: dividend yield of 2.0% and 1.5%; expected volatility of 31% and 36%; risk-free interest rate of 5.5% in both years; and expected lives of 4.5 years and 4.0 years. There were no options awarded in 1997.

         The  following  table  summarizes   information   about  stock  options
outstanding at December 31, 1997:

                                                  OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                                  ---------------------------------------------------
-------------------------------
           RANGE OF                 NUMBER          REMAINING        WEIGHTED AVERAGE      NUMBER       WEIGHTED
AVERAGE
        EXERCISE PRICES           OUTSTANDING    CONTRACTUAL LIFE     EXERCISE PRICE     EXERCISABLE     EXERCISE
PRICE
- -------------------------------   -----------    ----------------    ----------------    -----------
----------------

$1.00 to $3.00.................      603,474        5.3 years             $ 2.34           523,974           $
2.32
 3.01 to  5.00.................      205,000        6.5 years               4.55           184,500
4.60
 5.01 and greater..............      451,930        8.7 years               5.31           192,130
5.57
                                  -----------                                            -----------
                                   1,260,404        6.7 years               3.77           900,604
3.48
                                  ===========                                            ===========

13. COMMITMENTS AND CONTINGENCIES

         The Company leases various branch and loan origination offices and certain equipment under noncancelable agreements. These leases have expiration dates through 2021. Certain of the lease agreements contain escalation clauses which have been aggregated into the annual rent expense and minimum annual rentals. At December 31, 1997, aggregate minimum annual rentals were as follows:

YEAR ENDING
DECEMBER 31,
- ------------                                                 (In thousands)
   1998...................................................       $1,257
   1999...................................................          773
   2000...................................................          665
   2001...................................................          457
   2002...................................................          260
   Thereafter.............................................        2,267
                                                                -------
          Total...........................................       $5,679
                                                                =======

         Rental expense aggregated $0.9 million, $0.7 million, and $0.5 million in 1997, 1996 and 1995, respectively. Rent expense relates primarily to the cost of leasing retail branch locations and loan production offices.

         In the course of its business, the Company is involved in various legal proceedings. No predictions can be made presently as to the outcome or nature of any relief that may be ultimately granted with respect to any of these proceedings. In the opinion of management, pending or threatened legal proceedings are not expected to result in a material adverse effect on the Company's consolidated financial statements.

         During 1989 the Bank securitized approximately $100 million of seasoned one-year adjustable rate mortgages, originated primarily in the Mid-Hudson Valley, with the Federal Home Loan Mortgage Corporation (FHLMC). An agreement was entered into requiring the Bank to repay FHLMC for any foreclosure losses incurred on that portfolio through 1999. During 1997, payments of $64,000 were made on this agreement. Since 1989, payments on this agreement have aggregated $670,000. The outstanding balance on these mortgage-backed securities was approximately $24.2 million at December 31, 1997 and $27.8 million at December 31, 1996. At December 31, 1997, there were reserves of $300,000 for estimated future payments related to this agreement.

         Loans sold with recourse are identified when a loan is sold and the buyer retains the right to enforce a repurchase by the seller under certain conditions. The Bank does not sell loans with recourse as part of normal operations. However, it did so to facilitate the sale of its Farmers Federal division in 1988. Repurchases under this agreement have not been material.

14. DEPOSIT ACCOUNTS

         Below is a summary of the deposit accounts at December 31 for the periods indicated:

                                                                  1997                   1996
                                                            -----------------      -----------------
                                                             AMOUNT      RATE       AMOUNT      RATE
                                                            --------     ----      --------     ----
                                                                     (Dollars in thousands)
Checking accounts........................................   $ 37,282      --       $ 25,787      --
NOW accounts.............................................     15,450     2.16%       15,796     2.16%
Passbook accounts........................................     96,581     3.26        93,061     3.27
Money market deposit accounts............................    140,387     4.81       126,233     4.56
Club accounts............................................        398     3.00           310     3.00
Certificate accounts.....................................    330,279     5.72       314,059     5.56
                                                            --------               --------
                                                            $620,377     4.70%     $575,246     4.63%
                                                            ========               ========

         The following is a summary of certificate accounts by remaining term to contractual maturity at December 31:

                                                                  1997                   1996
                                                            -----------------      -----------------
                                                             AMOUNT      RATE       AMOUNT      RATE
                                                            --------     ----      --------     ----
                                                                     (Dollars in thousands)
3 months or less.........................................   $ 44,535     5.19%     $ 69,976     5.27%
3 to 6 months............................................     46,607     5.50        78,253     5.35
6 to 12 months...........................................     99,811     5.58        69,416     5.32
1 to 2 years.............................................     69,345     5.89        19,813     5.67
2 to 3 years.............................................     60,450     6.20        53,390     5.98
3 to 4 years.............................................      5,043     5.89        16,989     6.87
More than 4 years........................................      4,488     7.07         6,222     6.67
                                                            --------               --------
     Total certificates..................................   $330,279     5.72%     $314,059     5.56%
                                                            ========               ========

         Interest expense on deposits, summarized by major categories, were as follows:

                                                                             YEAR ENDED DECEMBER 31,
                                                                          -----------------------------
                                                                           1997       1996       1995
                                                                          -------    -------    -------
                                                                                 (In thousands)
Savings accounts.......................................................   $ 3,093    $ 3,036    $ 3,288
Time deposits..........................................................    18,131     17,195     15,949
Money market deposits..................................................     6,287      4,988      4,543
Demand deposits........................................................       643        564        501
Mortgagors' escrow deposits............................................        57         51         40
                                                                          -------    -------    -------
                                                                          $28,211    $25,834    $24,321
                                                                          =======    =======    =======

         At December 31, 1997 and 1996 there were no brokered deposits. Deposits in excess of $100,000 at December 31, 1997 and 1996 were $88.3 million and $69.0 million, respectively.

15. STOCKHOLDERS' EQUITY

         The Holding Company relies on dividends received from the Bank to declare and pay dividends to stockholders. The Bank may not declare or pay dividends on shares of its common stock if the effect thereof would cause stockholders equity to be reduced below applicable regulatory capital maintenance requirements.

         The Company's retained earnings at December 31, 1997 include certain amounts which have been designated as a reserve for bad debts under federal income tax regulations and has been deducted for federal income tax purposes. See Income Taxes at Note 10.

         Upon the Bank's conversion from mutual to stock form in 1985, a liquidation account was established within stockholders' equity for the benefit of all eligible account holders in an amount equal to $38.0 million, representing total retained earnings at June 30, 1985. In the event of complete liquidation of the Bank, such account holders would be entitled to their interest in the liquidation account prior to any payments to shareholders. In addition, no dividend declaration or payment would be permitted which would reduce stockholders' equity below the aggregate amount required in the liquidation account. The aggregate liquidation account is determined at the end of each fiscal year and is reduced proportionately as eligible account holders reduce their balances. In no event may the liquidation account be increased. The liquidation account amounted to $6.5 million and $7.3 million at December 31, 1997 and 1996, respectively.

         On May 1, 1988, the Bank's Board of Directors adopted a shareholder rights plan which expires on May 1, 1998. The plan provides for a dividend of one share purchase right for each of the Bank's common shares held of record as of the close of business on May 18, 1988. Initially, the rights are not exercisable; right certificates are not distributed, and the rights automatically trade with the Bank's common shares. However, 20 days following the acquisition of 20% or more of the Bank's common shares or 20 days following the commencement of a tender offer for 30% or more of the Bank's common shares, the rights will become exercisable and separate right certificates will be distributed. The rights will entitle the holders of the Bank's common shares to purchase additional shares at an exercise price of $75 per share. In addition, in the event of certain triggering events described in the rights plan, holders of the rights (other than the acquiring person) will be entitled to acquire the Bank's common shares having a market value of twice the then-current exercise price of the rights. In addition, in the event the Bank enters into certain business combination transactions, holders of the rights will be provided a right to acquire equity securities of the acquiring entity having a market value of twice the then-current exercise price of the rights. The Bank will be entitled to redeem the rights upon the occurrence of certain events. In connection with the October 22, 1997 definitive merger agreement with HUBCO, Inc., the Company and the Bank agreed to terminate this shareholder rights plan upon stockholder approval of the merger.

16. REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators, that if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tangible and Core capital (as defined) to adjusted total assets (as defined), and of Tier 1 and Total capital (as defined in the regulations) to risk-weighted assets (as defined). Core capital to adjusted total assets is also known as the 'Leverage' ratio. Management believes, as of December 31, 1997, that the Bank exceeds all capital adequacy requirements to which it is subject.

         As of December 31, 1997, the most recent information from the Bank's primary regulator, the Office of Thrift Supervision ('the OTS'), categorized the Bank as 'well capitalized' under the regulatory framework for prompt corrective action. To be categorized as 'well capitalized' the Bank must maintain minimum core, Tier 1 and risk-based capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                             OTS REQUIREMENTS
                                                                                               FOR CAPITAL
                                                              ACTUAL                        ADEQUACY PURPOSES
                                                         ----------------                -----------------------
                                                         AMOUNT     RATIO               AMOUNT              RATIO
                                                         -------    -----               ------              ----

As of December 31, 1997:
     Tangible Capital/Adjusted Total Assets...........   $59,960     6.95%              $12,943           1.5%

     Core Capital/Adjusted Total Assets...............   $59,960     6.95%              $25,887           3.0%

     Tier 1 Capital/Risk Weighted Assets..............   $59,960    10.38%                --                --
     Total Capital/Risk Weighted Assets...............   $67,180    11.62%              $46,232           8.0%

As of December 31, 1996:
     Tangible Capital/Adjusted Total Assets...........   $56,457     6.69%              $12,652           1.5%

     Core Capital/Adjusted Total Assets...............   $56,457     6.69%              $25,304           3.0%

     Tier 1 Capital/Risk Weighted Assets..............   $56,457    10.22%                --                --
     Total Capital/Risk Weighted Assets...............   $63,354    11.47%              $44,199           8.0%



                                                                  TO BE WELL CAPITALIZED
                                                                  UNDER PROMPT CORRECTIVE
                                                                     ACTION PROVISIONS
                                                                  -----------------------
                                                                AMOUNT                 RATIO
                                                                ------                 -----
As of December 31, 1997:
     Tangible Capital/Adjusted Total Assets...........            --                    --

     Core Capital/Adjusted Total Assets...............         $43,145                5.0%

     Tier 1 Capital/Risk Weighted Assets..............         $34,674                6.0%

     Total Capital/Risk Weighted Assets...............         $57,790                10.0%

As of December 31, 1996:
     Tangible Capital/Adjusted Total Assets...........             --                   --
     Core Capital/Adjusted Total Assets...............         $42,175                5.0%

    Tier 1 Capital/Risk Weighted Assets..............          $33,150                6.0%

     Total Capital/Risk Weighted Assets...............         $55,250                10.0%


         A reconciliation of the Company's stockholders' equity under generally accepted accounting principles to the Bank's Regulatory Capital is summarized as follows:

                                                                                  TANGIBLE     CORE
RISK-BASED
                                                                                  CAPITAL     CAPITAL     CAPITAL
                                                                                  --------    -------
----------
                                                                                       (Dollars in thousands)

Stockholders' equity under GAAP - Holding Company..............................   $ 72,571    $72,571     $ 72,571
Adjustments: primarily loss at Holding Company.................................        489        489          489
                                                                                  --------    -------
----------
Stockholders' equity under GAAP - Bank.........................................     73,060     73,060       73,060
Unrealized losses on available for sale securities, net of tax.................        124        124          124
Limitation on deferred tax assets..............................................    (13,224)   (13,224)
(13,224)
General allowance for loan losses (to extent allowable)........................        n/a        n/a        7,220
                                                                                  --------    -------
----------
Regulatory capital.............................................................   $ 59,960    $59,960     $ 67,180
                                                                                  ========    =======
==========

         Adjusted total assets for Bank were $862.9 million and $843.5 million as of December 31, 1997 and 1996, respectively. Risk-weighted assets for the Bank were $577.9 million and $552.5 million as of December 31, 1997 and 1996, respectively.

         The Federal Reserve System requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW, SuperNOW and checking accounts). As of December 31, 1997, a 3% reserve was required on total transaction balances in excess of $4.3 million but less than $47.7 million. Reserves of 10% were required on total transaction balances in excess of $47.7 million. Because required reserves must be maintained in the form of vault cash or a non-interest bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the Bank's earning assets. Required reserves aggregated $2.0 million at December 31, 1997.

17. OFF-BALANCE SHEET RISK

         In the normal course of business, the Company utilizes various financial instruments with off-balance sheet risk to meet the financing needs of its customers, and to reduce its own exposure to fluctuations in interest rates. These off-balance sheet activities may include commitments to extend credit, commercial letters of credit, standby letters of credit, commitments to purchase and sell loans, and interest rate hedge agreements. The credit and market risks associated with these financial instruments are generally managed in conjunction with the Company's balance sheet activities and are subject to normal credit policies, financial controls and risk limiting and monitoring procedures. The maximum dollar effect of the risks may be in excess of the amounts recognized in the consolidated statements of condition because these amounts vary depending on the nature of the underlying instrument and the related accounting policy.

         Credit losses are incurred when one of the parties fails to perform in accordance with the terms of the contract. The Company's exposure to credit loss is represented by the contractual amount of the commitments to extend credit, commitments to purchase and sell loans, commercial letters of credit and standby letters of credit. This is the maximum potential loss of principal in the event the commitment is drawn upon and the counterparty defaults. With respect to other financial instruments, the contractual or notional amounts of interest rate caps do not necessarily represent the actual credit exposure, but the extent of involvement in a particular class of instrument. In addition, the measurement of the risks associated with these financial instruments is meaningful only when all related and offsetting transactions are identified.

         A summary of the contractual or notional amounts for off-balance sheet activities at December 31, 1997 and 1996 and further discussion of these activities follows:

                                                                                      1997       1996
                                                                                    --------    -------
                                                                                      (In thousands)
Credit activities:
     Commitments to extend credit:
          1-4 family residential mortgage loans..................................   $ 14,262    $29,026
          Commercial loans.......................................................      6,359      8,040
          Unfunded commitments on:
          One-to-four family construction loans..................................      2,057      2,567
          Other construction loans, primarily residential sub-divisions..........     26,443     24,181
          Consumer lines.........................................................     14,565     12,312
          Commercial lines.......................................................        323        192
          Standby letters of credit..............................................      2,312      2,790
          Securitized 1-4 family mortgage loans sold with recourse...............     11,696     13,440
          Loans sold with recourse...............................................      6,157      5,900
     Commitments to sell loans:
          1-4 family residential mortgage loans..................................      9,386     12,985
Other financial instrument activities:
     Interest rate swap agreements (notional amount).............................     20,000     20,000
     Interest rate collar agreements (notional amount)...........................    115,000     95,000
     Forward contracts...........................................................      1,000      8,000

CREDIT ACTIVITIES

         Commitments to extend credit are legally binding agreements to lend money at predetermined interest rates for a specific period of time. The exposure to loss is minimized by maintaining specific credit standards and by requiring the borrower to comply with certain terms and conditions prior to the disbursement of funds. Collateral is obtained when deemed necessary and may include but is not limited to accounts receivable, inventory, equipment, real estate, or income producing assets. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent the total amount of future outlays.

         Commercial letters of credit, which are included in commitments to extend credit in the preceding table, are issued to facilitate certain trade transactions. The risks associated with these transactions would be a result of the customer's failure to perform in accordance with the terms and conditions of the agreement which is limited by applying adequate monitoring procedures.

         Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The Bank issues standby letters of credit to ensure contract performance or assure payment by its customers. The risk involved in issuing standby letters of credit is the same as the credit risk involved in extending loan facilities to customers; therefore, standby letters of credit are subject to the same credit approvals and monitoring procedures.

         Commitments to sell loans are primarily utilized by the Bank to hedge origination activity. These commitments obligate the Bank to deliver a fixed amount of loans by a specified date. Risk originates from the inability of counterparties to meet the terms of their contracts (credit risk).

OTHER FINANCIAL INSTRUMENT ACTIVITIES

         An interest rate swap is an agreement where one party (a broker) agrees to pay a floating rate of interest (based on the 3-month LIBOR) on a notional principal amount to another party (the Bank) in exchange for receiving a fixed rate of interest on the same notional amount. As of December 31, 1997, the Bank had one outstanding swap on which it receives a floating rate of 5.72% and pays a fixed rate of 7.335%. The swap expires in March 2000. The Bank's risk of loss on this swap is equal to the fair value of the swap, which as of December 31, 1997 was an unrealized loss of $0.6 million.

         An interest rate collar involves the simultaneous purchase of an interest rate cap and sale of an interest rate floor, both tied to specific indices and based on notional principal amounts. The premium paid on interest rate collars is amortized on a straight-line basis over the life of the individual agreements. As of December 31, 1997, the weighted average cap rate, floor rate and maturity of the Bank's $115 million notional amount of interest rate collar agreements were, 6.76%, 5.42%, and 18 months, respectively. The rate caps and floor are based on 3-month LIBOR which was 5.72% at December 31, 1997. During 1995, 1996, and 1997 the Bank neither paid nor received any amounts on these interest rate collars.

         Forward contracts are agreements where the Bank has agreed to deliver to a counterparty a specific type of security at a agreed upon rate. These contracts are generally settled within 60 to 90 days. At December 31, 1997, the Bank had committed to sell, under forward agreements, an aggregate principal amount of $1.0 million of mortgage-backed securities with a weighted average rate of 7.0%. These agreements were entered into in connection with mortgage banking activities.

         Interest rate caps are an agreement between two parties to limit the effects of rising interest rates. The issuer of an interest rate cap assumes a liability to the purchaser for the excess interest of a stated market rate over a contracted cap rate on a notional amount of principal. The Bank uses interest rate caps to protect itself from rising interest rates on certain liabilities. The risks associated with these caps are the abilities of the counterparties to meet the terms of the contract (credit risk) and exposure to movements in interest rates (market risk). These risks are subject to the review and approval process of the asset/liability committee. The premium paid on interest rate caps is amortized on a straight-line basis over the life of the individual agreements. The Bank's risk of loss is limited to the remaining unamortized premiums on these agreements.

18. RELATED PARTY TRANSACTIONS

         Loans and lines of credit are made  available to  directors  and senior
officers  on  the  same  terms,   including   interest   rates  and   collateral
requirements, as loans to other employees and to the public.

         At December 31, 1997, the full amount of credit extended to directors, senior officers and their affiliates was $1.2 million which includes the unfunded portion of lines of credit. The table below indicates the activity in these loan accounts during 1997 (amounts in whole dollars):

Outstanding balance at December 31, 1996........................................   $  592,000
     Additions..................................................................      655,000
     Deductions.................................................................     (138,000)
                                                                                   ----------
Outstanding balance at December 31, 1997........................................   $1,109,000
                                                                                   ==========

19. FINANCIAL INSTRUMENTS

         SFAS No. 107 requires disclosure of the estimated fair value of certain financial instruments. The following estimated fair values have been determined using available market information and appropriate valuation methodologies. Considerable judgment is required to interpret market data and to develop estimates of fair value. The estimates presented are not necessarily indicative of amounts the Company could realize in a current market exchange. The use of alternative market assumptions and estimation methodologies could have a material effect on these estimates of fair value.

                                                               DECEMBER 31, 1997         DECEMBER 31, 1996
                                                             ----------------------    ----------------------
                                                             CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                             --------    ----------    --------    ----------
                                                                              (In millions)
Assets:
     Cash and due from banks..............................    $ 11.8       $ 11.8       $  6.9       $  6.9
     Mortgage-backed securities and accrued interest......     146.4        146.3        144.7        144.3
     Other securities and accrued interest................      17.4         17.4         32.1         32.1
     Loans and accrued interest, net......................     669.2        673.4        638.7        636.6
Liabilities:
     Deposits with no stated maturity.....................     290.4        290.4        261.5        261.5
     Time deposits and accrued interest...................     330.6        329.7        314.4        313.4
     Borrowings...........................................     168.8        168.8        198.7        198.7
     Mortgagors' escrow deposits..........................       4.6          4.6          4.1          4.1
Other Financial Instruments:
     Interest rate hedge agreements.......................       0.4         (0.5)       --            (1.0)

         Cash and Due From Banks: The estimated fair value approximates the carrying amount because of the immediate availability of these funds or based on the short maturities and current rates for similar deposits with other banks.

         Mortgage-backed and Other Securities: The fair value was estimated based on quoted market prices or dealer quotes, where available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

         Loans: The fair value of fixed rate loans has been estimated by discounting projected cash flows using current rates for similar loans reduced by specific and general loan loss allowances. For loans which reprice frequently to market rates, the carrying amount, net of the applicable credit factor, is a reasonable estimate of fair value. Impaired loans, which include non-accrual loans, are included in the above table based generally on the fair value of the underlying collateral.

         Deposits: The estimated fair value of demand deposits, savings accounts, and certain money market deposits, as required by SFAS No. 107, is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

         Borrowings: Rates currently available to the Company for borrowings with similar terms and remaining maturities are used to estimate fair value.

         Mortgagors' Escrow Deposits: The estimated fair value of mortgagors' escrow deposits is the amount payable at the reporting date.

         Other Financial Instruments: The fair value of interest rate hedge instruments is the amount at which they could be settled, based on estimates obtained from dealers.

         At December 31, 1997, the Bank had an interest rate swap agreement which expires in March 2000, covering an aggregate notional amount of $20.0 million, where the Bank receives 3-month LIBOR and pays 7.335% fixed.

         At December 31, 1997, the Bank had interest rate collar agreements covering an aggregate notional amount of $115.0 million which expire as follows:
$50.0 million in 1998, $20.0 million in 1999, and $45.0 million in 2000. The interest rate floors and caps are based on the 3-month LIBOR. At December 31, 1997, the weighted average floor rate was 5.42% and the weighted cap rate was 6.76%. Under these interest rate collar agreements, the Bank receives payments if 3-month LIBOR is greater than cap rate and pays if 3-month LIBOR is less than floor rate.

         At December 31, 1997, the Bank had committed to sell, under forward agreements, an aggregate principal amount of $1.0 million of mortgage-backed securities with a weighted average rate of 7.00%. These agreements were entered into in connection with mortgage banking activities and generally must be settled within 90 days.

         Commitments include commitments to extend permanent financing and letters of credit. The fair value of commitments is estimated based upon fees currently charged to enter into similar agreements taking into account the remaining terms of the agreement and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements. The fair value of commitments at December 31, 1997 and 1996, respectively, approximate the recorded amounts of related fees, which are not material.

20. SAVINGS ASSOCIATION INSURANCE FUND ('SAIF') SPECIAL ASSESSMENT

         On September 30, 1996, legislation was signed into law which included provisions designed to replenish the Savings Association Insurance Fund. Under this legislation, all SAIF insured institutions (including the Bank) were assessed a one-time fee of 65.7 cents on every $100 of insured deposits held on March 31, 1995, as adjusted. This one-time special assessment charged to the Bank totaled $2.6 million and was paid on November 27, 1996. This assessment was recorded as a charge to earnings on September 30, 1996 and is included in the accompanying Statement of Income with non-interest expenses. The recapitalization of the SAIF fund is expected to provide for lower deposit insurance premiums through at least 1999.

 21. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

         Earnings of the Bank are recognized by Poughkeepsie Financial Corp. (the 'Holding Company') using the equity method of accounting. Accordingly, earnings of the Bank are recorded as increases in the Holding Company's investment and any dividend received from the Bank reduces the Holding Company's investment in the Bank. The condensed financial statements for the Holding Company at December 31, 1997 and for the period May 30, 1997 (date Holding Company commenced operations) to December 31, 1997 are presented below (dollar amounts are in thousands):

CONDENSED STATEMENT OF FINANCIAL CONDITION
     Assets:
     Cash and due from banks...........................................................................   $   102
     Investment in the Bank............................................................................    73,060
     Other assets......................................................................................        96
                                                                                                          -------
     Total assets......................................................................................   $73,258
                                                                                                          =======
     Liabilities and Stockholders' Equity:
     Due to the Bank...................................................................................   $   607
     Other liabilities.................................................................................        80
                                                                                                          -------
     Total liabilities.................................................................................       687
     Stockholders' equity..............................................................................    72,571
                                                                                                          -------
     Total liabilities and stockholders' equity........................................................   $73,258
                                                                                                          =======
CONDENSED STATEMENT OF INCOME
     Dividend income from the Bank.....................................................................   $ 1,260
     Interest income...................................................................................         2
     Other operating expenses..........................................................................       686
                                                                                                          -------
     Income before income taxes and equity in undistributed earnings of the Bank.......................       576
     Income tax benefit................................................................................       (95)
                                                                                                          -------
     Income before equity in undistributed earnings of the Bank........................................       671
     Undistributed earnings of the Bank................................................................     1,758
                                                                                                          -------
     Net income........................................................................................   $ 2,429
                                                                                                          =======
CONDENSED STATEMENT OF CASH FLOW
     Operating activities:
          Net Income...................................................................................   $ 2,429
          Adjustments to reconcile net income to net cash provided by operating activities:
               Equity in undistributed earnings of the Bank............................................    (1,758)
               Net change in other assets and liabilities..............................................       504
                                                                                                          -------
               Net cash provided by operating activities...............................................     1,175
                                                                                                          -------
     Financing activities:
          Issuance of common stock.....................................................................        87
          Cash dividends paid..........................................................................    (1,260)
                                                                                                          -------
               Net cash used in financing activities...................................................    (1,173)
                                                                                                          -------
     Net increase in cash and cash equivalents.........................................................         2
     Cash and cash equivalents at May 30, 1997.........................................................       100
                                                                                                          -------
     Cash and cash equivalents at December 31, 1997....................................................   $   102
                                                                                                          =======

22. QUARTERLY DATA (UNAUDITED)

         Quarterly financial information for 1997 and 1996 follows. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods are reflected.

                                                                              THREE MONTHS ENDED
                                                                 --------------------------------------------
                                                                 12/31/97     9/30/97     6/30/97     3/31/97
                                                                 -------      -------     -------     -------
                                                                   (Dollars in thousands, except per share
                                                                                    data)
Interest and dividend income................................     $16,978      $16,968     $16,481     $16,296
Interest expense............................................      10,122        9,969       9,685       9,499
                                                                 -------      -------     -------     -------
Net interest and dividend income............................       6,856        6,999       6,796       6,797
Provision for loan losses...................................         900          350         300         300
                                                                 -------      -------     -------     -------
Net interest income after provision for loan losses.........       5,956        6,649       6,496       6,497
Other income................................................         820        1,173         797         784
Other expenses..............................................       7,795        6,043       5,267       5,379
                                                                 -------      -------     -------     -------
Income (loss) before taxes..................................      (1,019)       1,779       2,026       1,902
Income tax expense (benefit)................................         (66)         725         824         776
                                                                 -------      -------     -------     -------
Net income (loss)...........................................     $  (953)     $ 1,054     $ 1,202     $ 1,126
                                                                 =======      =======     =======     =======
Net income (loss) per share -- basic........................     $ (0.08)     $  0.08     $  0.10     $  0.09
                                                                 =======      =======     =======     =======
Net income (loss) per share -- diluted......................     $ (0.08)     $  0.08     $  0.09     $  0.09
                                                                 =======      =======     =======     =======
Dividends per share.........................................     $ 0.050      $ 0.025     $ 0.025     $ 0.025
                                                                 =======      =======     =======     =======
Weighted average shares outstanding:
     Basic..................................................  12,598,758   12,594,855  12,594,725  12,592,829
                                                              ==========   ==========  ==========  ==========
     Diluted................................................  13,398,272   13,263,963  13,110,509  13,047,587
                                                              ==========   ==========  ==========  ==========


                                                                            THREE MONTHS ENDED
                                                              ----------------------------------------------
                                                              12/31/96     9/30/96      6/30/96      3/31/96
                                                              -------      -------      -------      -------
                                                              (Dollars in thousands, except per share data)
Interest and dividend income.............................     $16,586      $15,938      $15,172      $15,924
Interest expense.........................................       9,751        9,594        9,100        9,412
                                                              -------      -------      -------      -------
Net interest and dividend income.........................       6,835        6,344        6,072        6,512
Provision for loan losses................................         300          250          150          150
                                                              -------      -------      -------      -------
Net interest income after provision for loan losses......       6,535        6,094        5,922        6,362
Other income.............................................         708          597         (331)         488
Other expenses...........................................       5,204        7,673        5,568        5,531
                                                              -------      -------      -------      -------
Income (loss) before taxes...............................       2,039         (982)          23        1,319
Income tax expense (benefit).............................         817         (394)           7          533
                                                              -------      -------      -------      -------
Net income (loss)........................................     $ 1,222      $  (588)     $    16      $   786
                                                              =======      =======      =======      =======
Net income (loss) per share -- basic.....................     $  0.10      $ (0.05)     $  0.00      $  0.06
                                                              =======      =======      =======      =======
 Net income (loss) per share -- diluted...................    $  0.09      $ (0.05)     $  0.00      $  0.06
                                                              =======      =======      =======      =======
Dividends per share......................................     $ 0.025      $ 0.025      $ 0.025      $ 0.025
                                                              =======      =======      =======      =======
 Weighted average shares outstanding:
     Basic...............................................  12,561,010   12,550,765   12,543,885   12,531,666
                                                           ==========   ==========   ==========   ==========
     Diluted.............................................  12,920,090   12,890,832   12,907,787   12,922,124
                                                           ==========   ==========   ==========   ==========

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
POUGHKEEPSIE FINANCIAL CORP.
Poughkeepsie, New York

         We have audited the accompanying consolidated statements of financial condition of Poughkeepsie Financial Corp. and subsidiary (the 'Company') as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poughkeepsie Financial Corp. and subsidiary at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
- ------------------------------
DELOITTE & TOUCHE LLP
Stamford, Connecticut
January 23, 1998

           (b) The pro forma financial information statements required by this item will be filed by amendment prior to July 8, 1998

           (c) Exhibits:

           (1) Amended and Restated Agreement and Plan of Merger dated as of October 22, 1997 among HUBCO, Inc., Poughkeepsie Financial Corp. and Bank of the Hudson (Exhibit 99.2 to HUBCO's December 12, 1997 Form 8-K)*

    * This exhibit was previously filed as an exhibit to the Registrant's Form 8-K filed with the Commission on December 12, 1997 and thus is not included in this filing.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                     HUBCO, INC.

                                               D. LYNN VAN BORKULO-NUZZO
Dated: June 29, 1998                       By: _________________________________
                                               D. Lynn Van Borkulo-Nuzzo
                                               Executive Vice President and
                                               Corporate Secretary